Exhibit 4.1

L DOS 47 cGMP PROCESS DEVELOPMENT, SCALE UP AND
CLINICAL SUPPLIES MANUFACTURING AGREEMENT

BETWEEN

HELIX BIOPHARMA CORP.

AND

BIOVECTRA INC.

May 4, 2008

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS IDENTIFIED BY THREE ASTERISKS, AS FOLLOWS “* * *”, AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 1 DEFINITIONS AND SCHEDULES...	5

1.1 Definitions...	5
1.2 Schedules...	10

ARTICLE 2 THE SERVICES...	10

2.1 The Services...	10
2.2 Purchase Order...	10
2.3 Service Standard...	10
2.4 Quality Assurance Agreement...	11
2.5 Additional Services...	11
2.6 Change Orders...	11
2.7 Helix Personnel on Site...	11
2.8 Dispute Resolution...	11
2.9 Approval of Subcontracting...	11

ARTICLE 3 PRICING AND PAYMENT...	12

3.1 Price for Services...	12
3.2 Purchase Orders and Payment...	12
3.3 Set up and Equipment Costs...	12

ARTICLE 4 DELIVERIES...	12

4.1 Delivery Responsibilities...	12

ARTICLE 5 COMPLIANCE AUDITS...	12

5.1 Manufacturing Audits...	13

ARTICLE 6 RECORDS AND REGULATORY ATTERS...	13

6.1 Permits...	13
6.2 Compliance with cGMP...	13
6.3 Access to Records...	13
6.4 Record Maintenance...	13
6.5 Accurate Documentation...	13
6.6 Claims and Complaints...	14
6.7 Regulatory Communications and correspondence...	14
6.8 New Regulatory Requirements...	14
6.9 Manufacturing Records and Maintenance	14
6.10 Cooperation in Obtaining Government Approvals...	14
6.11 Ownership of Regulatory Filings...	14
6.12 Safety and Efficacy Claims...	14
6.13 Accident Reports...	15

ARTICLE 7 QUALITY ASSURANCE; QUALITY CONTROL; VALIDATION...............................................................................................................................................................................................	15

7.1 Responsibility for Quality Assurance and Quality Control...	15
7.2 Qualification of BioVectra Facility; Utilities and Equipment...	15

ARTICLE 8 NON-CONFORMANCE...	15

8.1 Non-Conformance...	15
8.2 No BioVectra Liability for Non-Conforming Product...	16
8.3 BioVectra Liability for Non-Conforming Product; Replacement...	16
8.4 Cooperation in Investigations; Disposition of Non-Conforming Product...........................................................................................................................................................................................	16
8.5 Third Party / Arbitration...	16

ARTICLE 9 LICENSE GRANTS...	17

9.1 Helix Licenses to BioVectra...	17
9.2 BioVectra Licenses to Helix...	17

ARTICLE 10 OWNERSHIP OF INTELLECTUAL PROPERTY...	17

MATERIALS AND EQUIPMENT...	17

10.1 Intellectual Property...	17
10.2 Confidential Information...	17
10.3 Process Improvements...	18
Product-Specific Process Improvements...	18
10.4 General Process Improvements...	18
10.5 Helix Materials...	18
10.6 Helix Equipment...	18
10.7 BioVectra Assistance...	18
10.8 Limitation...	18

ARTICLE 11 BIOVECTRA PRODUCT WARRANTIES...	18

11.1 Product Warranties...	19
11.2 BioVectra Facility...	19

ARTICLE 12 REPRESENTATIONS AND WARRANTIES; COVENANTS....................................................................................................................................................................................................	19

12.1 Mutual Representations and Warranties...	19
12.2 Representations and Warranties of Helix...	19
12.3 Representations and Warranties of BioVectra...	20
12.4 Additional Covenants...	22

ARTICLE 13 INDEMNIFICATION...	22

13.1 Indemnification By Helix...	22
13.2 Exception...	22
13.3 Indemnification By BioVectra...	22
13.4 Indemnification Procedures...	23

ARTICLE 14 INSURANCE...	23

14.1 BioVectra Insurance...	23
14.2 Helix Insurance...	23
14.3 Evidence of Insurance...	24

ARTICLE 15 CONFIDENTIALITY...	24

15.1 BioVectra Confidentiality Obligations...	24
15.2 Helix Confidentiality Obligations	24
15.3 Responsibility for Compliance with Confidentiality and Non-Use Obligations...............................................................................................................................................................................	24
15.4 Terms of Agreement...	24
15.5 Notification of Mandatory Disclosure...	25
15.6 No Licenses...	25
15.7 Equitable Relief...	25
15.8 Prior Confidentiality Agreement...	26

ARTICLE 16 PRESS RELEASES; USE OF NAMES...	26

16.1 Press Releases...	26
16.2 Use of Names...	26

ARTICLE 17 TERMINATION & CANCELLATION...	26

17.1 Termination...	26
17.2 Consequences of Termination	28
17.3 Surviving Rights...	29
17.4 Cancellation of Services...	29

ARTICLE 18 FORCE MAJEURE...	30

18.1 Effects of Force Majeure...	30
18.2 Notice of Force Majeure; Obligations of Parties During Force Majeure Event...............................................................................................................................................................................	30
18.3 Termination...	30

ARTICLE 19 ASSIGNMENT; TRANSFER...	31

19.1 Assignment...	31

ARTICLE 20 MISCELLANEOUS...	31

20.1 Notices...	31
20.2 Applicable Law...	31
20.3 Headings...	31
20.4 Exhibits...	32
20.5 Severability...	32
20.6 Independent Contractors...	32
20.7 Waiver...	32
20.8 Counterparts...	32
20.9 Entirety; Amendments...	32
20.10 Preference...	33
20.11 Limitation on Damages...	33
20.12 Time...	33

L DOS 47 GMP PROCESS DEVELOPMENT, SCALE UP AND
CLINICAL SUPPLIES MANUFACTURING AGREEMENT

THIS AGREEMENT is made as of May 4, 2008 (the “Effective Date”)

BY AND BETWEEN:

HELIX BIOPHARMA CORP., having its principal offices located at
305 Industrial Parkway South, Unit 3, Aurora, Ontario, L4G 6X7,
(hereinafter referred to as “Helix”)

and

BIOVECTRA INC.,
having offices at 16 McCarville Street, Charlottetown, Prince Edward Island,
C1E 2A6, Canada
(hereinafter referred to as (“BioVectra”)

(each a Party and together the Parties).

WHEREAS BioVectra and Helix intend that the terms and conditions of this Agreement shall govern the general manufacturing process development, scale-up and the cGMP manufacturing of clinical supplies of Helix’s L DOS 47.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BioVectra and Helix agree as follows:

ARTICLE 1 DEFINITIONS AND SCHEDULES

1.1    Definitions
The following capitalized terms, whether used in the singular or plural, shall have the meanings assigned to them below for purposes of this Agreement, including the Schedules hereto:

Actual & Reasonable Costs and Expenses, means, in the case of property acquired by BioVectra from, or costs and expenses incurred to, an arm’s length Third Party, BioVectra’s actual acquisition cost of such property or actual costs paid to the arm’s length Third Party, and in the case of costs and expenses incurred internally or to a non-arm’s length Third Party, the lesser of BioVectra’s actual costs and expenses and the fair market value of the property or other consideration acquired or rendered in consideration of such costs.

Affiliate means, with respect to either Party, any other corporation or business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, the term control means direct or indirect ownership of more than fifty percent (50%) of the securities or other ownership interests representing the equity voting stock or general partnership or membership interest of such entity or the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by contract, resolution or otherwise.

Batch means a specific quantity of Product produced by BioVectra.

Production Record means all of the documentation associated with the production of a given Batch, including the manufacture, testing, bulk packaging, storage, and labeling of such Batch.  This documentation shall include: (a) all manufacturing batch documents and packaging batch documents referred to in the Quality Assurance Agreement or otherwise pertaining to the Batch; (b) any change control documents, deviation reports and other quality investigation reports; and (c) BioVectra's Certificate of cGMP Compliance.

Certificate of cGMP Compliance means, for each clinical Batch and each Batch produced for stability testing, a document prepared by BioVectra in form and substance reasonably satisfactory to Helix:

(a)	listing the manufacturing date, unique Batch number, and quantity of Product in such Batch,
(b)	certifying that such Batch was manufactured in accordance with the Master Formula, and cGMP;
(c)	certifying that all required quality assurance investigations are completed and listing the same; and
(d)	certifying that the Batch meets the Master Formula and cGMP quality control requirements.

Confidential Information means Helix Confidential Information or BioVectra Confidential Information, as the context requires.

cGMP or GMP shall mean the good manufacturing practices as set out in the ICH Q7 International Guidelines in effect at a particular time, for the manufacture and testing of active pharmaceutical ingredients, and the corresponding requirements of each Regulatory Authority.

BioVectra Confidential Information means all technical and other information, whether patented or unpatented, relating to the BioVectra Facility or BioVectra processes (including General Process Improvements), methods, operations, technologies, forecasts and business information, that is disclosed or supplied to, or used on behalf of, Helix by BioVectra pursuant to this Agreement, or of which Helix may become aware through the presence of their employees or agents at BioVectra offices or at the BioVectra Facility, including, without limitation, trade secrets, know-how, processes, concepts, experimental methods and results and business and scientific plans and information and facility layout and schematics, but does not include the Helix Confidential Information.  Notwithstanding the foregoing, BioVectra Confidential Information shall not include any information that:

(i)	is known publicly or hereafter becomes known publicly through no fault of Helix, its Affiliates or agents;

(ii)	becomes available to Helix from a Third Party which is not legally prohibited from disclosing such information, provided such information was not acquired directly or indirectly from Helix;

(iii)	was developed by Helix independently of information obtained from BioVectra as evidenced by written records;

(iv)	was already known to Helix before receipt from BioVectra, as shown by its prior written records, provided that such information was not acquired directly or indirectly from BioVectra; or

(v)	is released with the prior written consent of BioVectra hereunder.

In the event any BioVectra Confidential Information has entered the public domain, only that portion of said Confidential Information that has become public shall be excluded under this definition and portions remaining confidential shall retain their status as BioVectra Confidential Information.

BioVectra Facility means the manufacturing facilities owned and operated by BioVectra.

BioVectra Intellectual Property means all Intellectual Property owned or controlled by BioVectra and shall include, but not be limited to, BioVectra Confidential Information.

EMEA means the European Agency for the Evaluation of Medicinal Products, or any successor agency.

FDA means the United States Food and Drug Administration, or any successor agency thereto.

FD&C Act shall mean the United States Federal Food, Drug and Cosmetic Act and regulations thereunder, as amended from time to time.

Force Majeure Event has the meaning set forth in Section 18.1.

Governmental Authority means any:

(a)	nation, province, county, city, town, village, district or other jurisdiction of any nature,
(b)	federal, provincial, local, municipal, foreign or other government,
(c)
governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal, including an arbitral tribunal, such as the FDA, EMEA and Health Canada as are described in this Agreement), or

(d)	body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing power of any nature.

Health Canada shall mean the Canadian Federal government department known as Health Canada or its successor agency.

Helix Confidential Information means, but is not limited to, the Product, all Helix Records, and all clinical data and information, business plans, regulatory and product strategies and all technical and other information, whether patented or unpatented, relating to the products, processes, test methods, operations, technologies, forecasts and business information of Helix or any of its Affiliates that is disclosed or supplied to BioVectra by or on behalf of Helix or any of its Affiliates pursuant to this Agreement or that is Intellectual Property owned by Helix as referred to in Section 10.1, or information of which BioVectra may become aware of through the presence of its employees or agents at the offices or facilities of Helix or any of its Affiliates or at facilities that manufacture the Product, including, without limitation, trade secrets, know-how, processes, concepts, experimental, analytical and test methods and results, and business and scientific plans and information and facility layout and schematics.  Notwithstanding the foregoing, Helix Confidential Information shall not include any information that:

(i)	is known publicly or hereafter becomes known publicly through no fault of BioVectra, its Affiliates or agents;

(ii)	becomes available to BioVectra from a Third Party which is not legally prohibited from disclosing such information, provided such information was not acquired directly or indirectly from BioVectra;

(iii)	was developed by BioVectra independently of information obtained from Helix as evidenced by written records;

(iv)	was already known to BioVectra before receipt from Helix, as shown by its prior written records, provided that such information was not acquired directly or indirectly from BioVectra; or

(v)	is released with the prior written consent of Helix hereunder.

In the event any Helix Confidential Information has entered the public domain, only that portion of said Confidential Information that has become public shall be excluded under this definition and portions remaining confidential shall retain their status as Helix Confidential Information.

Helix Intellectual Property means any Intellectual Property owned or controlled by Helix, and shall include, but not be limited to, the Helix Confidential Information.

Helix Records means all Records as defined in section 6.3, other than those that relate specifically to the BioVectra Confidential Information.

INDA shall mean an Investigational New Drug Application, as defined in the FD&C Act.

Intellectual Property means all Patents and other Patent rights, copyrights, trade secrets, know-how, processes and all other intellectual property rights, including all applications and registrations with respect thereto, and  all information, data, concepts, designs, processes, software, algorithms, inventions, and all relevant documents, instruments and other records, whether or not the subject, or capable of being the subject, of patent, copyright, industrial, trade secret, trademark or other forms of protection, and includes all trademarks, trade names, service marks, logos and other corporate identifiers.

Master Formula means the document changed from time to time in accordance with this Agreement and approved by Helix in writing, that defines the manufacturing methods, manufacturing processes, test methods, materials, and other procedures, directions and controls associated with the manufacture and testing of Product. The Master Formula shall also include or be deemed to incorporate by reference, without limitation, such information as raw materials specifications, in process and final Product sampling standards and Product specifications contained in Schedule A and B, equipment and instrumentation specifications and BioVectra’s standard operating procedures, including, without limitation, standard operating procedures for in-process quality control testing.

Non-Conforming Product or non-conforming means Product or similar material that fails to conform to all of the warranties set forth in Section 11.1 or Product or similar material that was manufactured at a time when the BioVectra Facility failed to conform to the warranties set forth in Section 11.2.

Patents shall mean, with respect to an invention, any patent or patent application, and any patent issuing therefrom, together with any extensions, reissues, reexaminations, substitutions, renewals, divisions, continuations and continuations-in-part thereof, and any patent or patent application claiming priority to any application in common with any such patent containing a disclosure substantially similar to any such patent, all to the extent the foregoing contain claims covering such invention.

Process Improvements has the meaning set forth in Section10.3.

Product means Helix’s L-DOS 47 produced pursuant to the Master Formula.

Purchase Order means the purchase order related to the services as set out in Schedule C and when issued by Helix shall be the authorization for BioVectra to perform the Services associated with each purchase order as set out and described in detail in Schedule ‘A’ for the price setout in Schedule C.

Quality Assurance Agreement means the Quality Assurance Agreement, which is attached as Schedule B hereto and hereby incorporated into this Agreement by reference.

Raw Materials means all materials, including without limitation, raw materials  acquired by BioVectra for use in manufacturing the Product or performing the Services under this Agreement.

Records  has the meaning set forth in Section 6.3.

Regulatory Authority or Regulatory Authorities means the FDA, EMEA or Health Canada, or all of the foregoing, as the case requires.

Regulatory Filing means any or all applications, correspondence or petitions, to Regulatory Authorities in connection with the development, testing, manufacture or sale of Product, or modifying or supplementing existing filings and subsequent amendments and supplements thereto, including any foreign counterparts thereof and any other filings required by Regulatory Authorities relating to the manufacture, testing, sale or distribution of the Product under this Agreement.

Regulatory Requirements means:

(a)	obtaining and maintaining any and all permits, licenses, filings and certifications required by the Regulatory Authorities,
(b)	compliance with the cGMP applicable to any manufacturing or processing activities hereunder or the BioVectra Facility or other facilities at which any of the Master Formula work is performed, and
(c)
any laws, rules, guidelines, regulations, guidance, points to consider documents and standards of any Governmental Authority, that apply to the activities to be carried out  by  BioVectra  or to the BioVectra Facility .

Services means the services to be performed by BioVectra as set out in the attached Schedules ‘A’ and ‘B’  and such other services as the parties agree may agree to in writing.

Subcontractor means any independent entity that BioVectra contracts with to perform any services or meet any obligations that are required under the terms and conditions of this Agreement.

Term means the term of five (5) years commencing on the Effective Date, unless terminated sooner pursuant to the terms of this Agreement.

Third Party means any party other than Helix, BioVectra, their respective Affiliates and their respective directors, officers, employees and agents.

1.2    Schedules

The following Schedules are attached hereto and incorporated into this Agreement by reference:

Schedule ‘A’        –           Stage 2 Production Proposal
Schedule ‘B’         –           Quality Assurance Agreement
Schedule ‘C’         –           Purchase Orders / Services / Price / Delivery Date
Schedule ‘D’         –           Equipment List and Prices

In the event of a conflict between the provisions of the body of this Agreement and the provisions of a Schedule, the provisions of the body of this Agreement shall prevail.

ARTICLE 2 THE SERVICES
2.1    The Services
BioVectra agrees to provide to Helix the Services described in the attached Schedule ‘A’  “Stage 2 Production Proposal,” and the services described in the attached Schedule ‘B’ “the Quality Assurance Agreement” (collectively the “Services” ) and such other services as the parties may agree upon in writing from time to time.

2.2    Purchase Order
BioVectra shall not render any Services described in or related to  Schedule ‘A’ unless and until Helix notifies BioVectra to do so in writing by submitting a written Purchase Order for such Services to BioVectra. Helix has no obligation to issue a Purchase Order to BioVectra. Schedule ‘C’ to this Agreement is a summary of the Services to be provided with respect to each Purchase Order and the agreed price to be paid for the Services. Helix shall number the Purchase Orders in the manner set out in Schedule C and deliver same to BioVectra. Upon receipt of a Purchase Order BioVectra shall use commercially reasonable efforts to commence and complete the applicable Services within the time frame set out in Schedule ‘A’, or within such other time frame as the parties may otherwise agree upon.  The Parties acknowledge that the timing and results of the Services can not be guaranteed and hereby agree that reasonable deviations shall not be deemed a failure to adequately perform the Services.

2.3    Service Standard
BioVectra will provide the Services with due care and diligence, and, without limiting the generality of the foregoing, in accordance with (i) this Agreement; (ii) all applicable Regulatory Requirements; (iii) the  Quality Assurance Agreement; and (iv) cGMP.

2.4    Quality Assurance Agreement
The Quality Assurance Agreement specifies certain services, including certain testing, storage, release, cGMP, regulatory and other quality assurance requirements to be performed by BioVectra as part of the Services, all of which shall be deemed a material part of this Agreement.

2.5    Additional Services
BioVectra will use reasonable commercial efforts to accommodate any request which Helix may make for services not contemplated in the attached Schedule A and should BioVectra and Helix agree upon the provision and pricing of such services, such additional services shall be deemed to form part of the Services hereunder and shall be governed by the provisions of this Agreement.

2.6    Change Orders
Helix shall have the right to request reasonable changes in or modifications to the Services, to be provided in accordance with this Agreement, provided that such change or modification shall not in the opinion of BioVectra, acting reasonably, increase the price of the Services in total.

2.7    Helix Personnel on Site
From time-to-time and upon reasonable advance notice, Helix may designate selected Helix personnel to be present at the BioVectra Facility during the execution of the Services.  BioVectra shall allow such designated personnel access to those portions of the BioVectra Facility where Services are conducted for the purposes contemplated in this Agreement, provided that the Helix personnel are accompanied by BioVectra staff and comply with all applicable rules, protocols and safety measures at all times while they are present at the BioVectra Facility.

2.8    Dispute Resolution.
In the event of a disagreement or decision-deadlock between the Parties as to any material matter within the scope of this Agreement, or matters that a Party considers to be, or potentially cause, a breach of a material term hereunder, or matters requiring the consent or agreement of both Parties, the Parties will diligently and in good faith seek to resolve the matter in dispute, and each Party shall act diligently and in good faith in seeking to resolve the matter. In the event that no mutual agreement is reached by the Parties, neither Party shall incur any liability to the other Party solely as a result of failing to resolve a disagreement or decision-deadlock under this 2.8.

2.9    Approval of Subcontracting
BioVectra shall not have the right to subcontract, sublicense or otherwise delegate all or any portion of its obligations under this Agreement without Helix's prior written approval. Notwithstanding the foregoing, BioVectra may propose certain pre-defined, non-essential or routine tasks that BioVectra desires to subcontract out, and Helix will review and reasonably approve BioVectra to subcontract any or all of such tasks to the Subcontractors of BioVectra's choosing. To the extent such approvals are granted, BioVectra  shall

(a)	fully qualify each such Subcontractor, and Helix shall have the right to participate in such qualification process;

(b)	ensure that all such qualified Subcontractors comply with the provisions of this Agreement, including, but not limited to, the confidentiality provisions; and

(c)
be responsible for each such Subcontractors performance hereunder (including, without limitation, any breach of this Agreement by such Subcontractor), as if BioVectra  were itself performing such activities.

ARTICLE 3 PRICING AND PAYMENT

3.1    Price for Services
Subject to section 3.3, the parties agree that the price set out in Schedule ‘C’ for each Purchase Order includes compensation for all Services to be rendered by BioVectra in connection with such Purchase Order, including any services to be provided pursuant to the Quality Assurance Agreement.

3.2    Purchase Orders and Payment
Upon the issuance of a Purchase Order Helix shall pay a sum equal to 30% of the total price of each Purchase Order as set out in Schedule ‘C’. BioVectra may invoice Helix for the price set out in an Purchase Order at anytime on or after BioVectra’s completion and delivery of all Services to be rendered in connection with the said Purchase Order excepting only Services to be performed or which may be required following release of Product, for which BioVectra  shall continue to remain responsible (such as, without limitation, Services related to product recall, sample retention, document retention).  Invoices so rendered by BioVectra will be paid by Helix within thirty (30) days of receipt.

3.3    Set up and Equipment Costs
BioVectra will need to acquire certain pieces of equipment listed on Schedule ‘D’ in order to provide the Services. The sum of *** being the estimated cost of the equipment has been advanced by Helix to BioVectra pursuant to the Equipment Funding Agreement which shall be terminated on execution of this agreement. The pricing estimates set out in Schedule ‘D’ are estimates of equipment cost only, provided that the actual cost shall not exceed 10% of the amounts listed on Schedule D unless the prior approval of Helix is obtained. ON execution of this Agreement the said sum of *** shall be treated as payment in full of Purchase Order 1.2  set out in Schedule C. On termination of this agreement Helix shall have the right to purchase the equipment pursuant to the provisions of section 10.6.

ARTICLE 4  DELIVERIES

4.1    Delivery Responsibilities
Delivery responsibilities are as set out in the Quality Assurance Agreement.  The delivery date for each batch of Product shall be commercially reasonably determined by Helix.

Delivery of any Product shipped from BioVectra shall be FCA BioVectra to Helix or Helix’s designee in accordance with applicable law.  Freight, duty, taxes, and insurance shall be for the account of Helix, and title and the risk of loss, delay, damage in transit shall be passed to Helix upon delivery to Helix’s or Helix’s designee’s designated carrier.  BioVectra shall package the Product for shipment in accordance with its customary practices therefore, unless otherwise specified in writing by Helix, in which event any extra reasonable cost incurred by BioVectra on account of changes requested by Helix will be incorporated into the price of Product charged to Helix.  BioVectra shall include the following for each shipment of Product: (a) the Purchase Order number; (b) the lot and batch numbers; (c) the quantity of Product; and (d) the Certificate of cGMP Compliance.

ARTICLE 5 COMPLIANCE AUDITS
5.1    Manufacturing Audits
Helix shall have the right to perform, directly or through its representatives, certain manufacturing compliance audits as set forth in the Quality Assurance Agreement, or as otherwise agreed in writing by BioVectra and Helix from time to time.  Helix shall be responsible for all Third Party costs of all compliance audits.

ARTICLE 6 RECORDS AND REGULATORY MATTERS
6.1    Permits
BioVectra shall secure and maintain in good order, at its sole cost and expense, such current governmental registrations, permits and licenses and other Regulatory Requirements as are required by Governmental Authorities, having jurisdiction over BioVectra activities, in order for BioVectra to perform all of its obligations under this Agreement.

6.2    Compliance with cGMP
BioVectra shall use its best efforts to produce the Product under cGMP conditions.  Provided however that BioVectra shall be obligated to ensure that the third Batch of Product is produced under cGMP conditions.  BioVectra shall monitor and maintain reasonable records respecting its compliance with cGMP, including those referenced in the Quality Assurance Agreement, or as Helix may otherwise reasonably request from time to time.   BioVectra further agrees to comply with any and all corrective actions mutually agreed to by the Parties pursuant to any audit performed pursuant to section 5.1.  Actual and Reasonable Costs and Expenses incurred by BioVectra with regards to any mutually agreeable implemented corrective actions, except in the event and to the extent that such costs are directly attributable to BioVectra’s breach of the warranties set forth in Sections 11.1 and 11.2 shall be borne by Helix.

6.3    Access to Records
BioVectra shall maintain all records required by the terms and conditions of the Quality Assurance Agreement, or as Helix may otherwise reasonably request from time to time. Helix shall have access, on reasonable prior written notice, and the right to duplicate and use all documents, information, batch records, or other records otherwise prepared or compiled and associated with the Services or undertaken pursuant to, or required by, this Agreement (collectively referred to as the “Records”), and BioVectra shall provide Helix with copies of the foregoing upon request. BioVectra shall make such Records available to Helix and, subject to section 15.2, Helix may use the information contained in the Records as it sees fit, including the disclosure of such information to third parties. BioVectra will notify Helix before destroying any Records developed under this Agreement and Helix retains the option of having the Records delivered to Helix.   All Helix Records shall be maintained by BioVectra in confidence and shall only be disclosed in accordance with this Agreement.

6.4    Record Maintenance
BioVectra will maintain adequate and accurate Records in order to ensure the Products’ development and manufacturing activities are documented in compliance with applicable Regulatory Requirements.

6.5    Accurate Documentation
Each Party shall use diligent efforts to ensure all Records and documentation provided to the other Party in connection with the Services shall be accurate in all material respects, as more precisely described in the Quality Assurance Agreement, or as otherwise agreed in writing by BioVectra and Helix.

6.6    Claims and Complaints
Helix shall have responsibility for reporting any complaints relating to the Product to Regulatory Authorities, including, but not limited to, complaints relating to the manufacture of the Product and adverse drug experience or event reports in accordance with the terms and conditions of the Quality Assurance Agreement, or as otherwise agreed in writing by BioVectra and Helix. Helix shall pay BioVectra for all Actual & Reasonable Costs and Expenses incurred by BioVectra  in connection with any assistance that BioVectra provides with respect to such reporting, except in the event and to the extent that such complaints are directly attributable to BioVectra's breach of the warranties set forth in Sections 11.1 and 11.2.

6.7    Regulatory Communications and Correspondence
Any and all communications from and to Regulatory Authorities related to this Agreement or the Services hereunder shall be handled as agreed in writing by BioVectra and Helix.

6.8    New Regulatory Requirements
Either party shall promptly notify the other party new Regulatory Requirements of which it obtains actual knowledge and which are relevant to the Services under this Agreement and which are required by the FDA, other applicable Regulatory Authority, or other applicable laws or governmental regulations and the parties shall confer with each other with respect to the best means to comply with such requirements.

6.9    Manufacturing Records and Maintenance
BioVectra shall prepare and maintain all manufacturing records, certificates, authorizations, data and other records that directly or indirectly pertain to the manufacture of the Product, as further set forth in the Quality Assurance Agreement or as otherwise agreed in writing by BioVectra and Helix.

6.10    Cooperation in Obtaining Government Approvals
As set forth in the Quality Assurance Agreement, or as otherwise agreed to in writing by BioVectra and Helix, at Helix's request, BioVectra shall provide Helix with such existing documents and information (or copies thereof) held by BioVectra to assist Helix in securing and maintaining Regulatory Authority approvals for the Product. In addition, BioVectra shall provide Helix with such information as is reasonably requested in writing by Helix relating to the the Master Formula, the Services performed under this Agreement or other Product-related documentation. Any Helix requests for documents or other work product that do not exist as of the date of such request and are not otherwise required by this Agreement, including the schedules hereto, or any other substantive requests for assistance in compiling any Regulatory Filing shall be conducted at Helix’s expense.

6.11    Ownership of Regulatory Filings
Helix shall prepare, maintain, share with BioVectra as appropriate, and be the sole owner, to the extent possible, of all applicable or relevant Regulatory Filings and all governmental approvals granted by any Regulatory Authority with respect to the Product, including all copyright and BioVectra waives all its moral rights therein.  Notwithstanding the above, BioVectra shall file for the drug master file, and shall maintain the drug master file in accordance with cGMP.

6.12    Safety and Efficacy Claims
BioVectra shall promptly notify Helix of any information or notice of which it becomes aware concerning the safety or efficacy claims of the Product, including, without limitation, any threatened or pending action by any Regulatory Authority regarding the Product. Helix shall be responsible for handling all complaints and communications from Regulatory Authorities with respect to the Product. BioVectra shall cooperate in resolving such complaints and responding to such communications to the extent they pertain to Product and are reasonably requested by Helix in connection therewith. Helix shall pay BioVectra for all Actual & Reasonable Costs and Expenses incurred by BioVectra in connection with the performance of BioVectra's obligations under this Section 6.12 except in the event and to the extent that such complaints or communications are directly attributable to BioVectra's breach of the warranties set forth in Sections 11.1 and 11.2.

6.13    Accident Reports
Each Party shall report to the other as soon as possible all material accidents related to the manufacture, handling, use or storage of any Raw Materials or Product, including, without limitation:

(a)	accidents resulting in significant personal injury requiring more than first aid treatment,

(b)	accidents resulting in chronic illness or loss of consciousness,

(c)	accidents resulting in material property damage,

(d)	accidents resulting in material environmental release, and

(e)	accidents that result in external regulatory, safety, health or environmental audits.

ARTICLE 7 QUALITY ASSURANCE; QUALITY CONTROL; VALIDATION

7.1    Responsibility for Quality Assurance and Quality Control
Responsibility for quality assurance and quality control of Product shall be allocated between Helix and BioVectra as set forth in the Quality Assurance Agreement and in those BioVectra standard operating procedures which have been agreed upon in writing by Helix and BioVectra from time to time.

7.2    Qualification of BioVectra Facility; Utilities and Equipment
BioVectra shall maintain cGMP compliant quality system and shall maintain an FDA audited facility and shall qualify all utilities and equipment used in the manufacture of Product at the BioVectra Facility for compliance with cGMP, and shall make relevant qualification reports applicable thereto (edited, if deemed necessary by BioVectra, to remove information not related to the manufacture of Product) available to Helix for review at BioVectra's Facility, at Helix's reasonable request.

ARTICLE 8  NON-CONFORMANCE

8.1    Non-Conformance
Helix may reject any Product on the ground that it is non-conforming by giving written notice thereof to BioVectra (an “NC Notice”) within sixty (60) days after the delivery date for such Product. Such written notice shall specify the manner in which such Product fails to conform to the warranties set forth in Sections 11.1 and 11.2 and shall be accompanied by any test results or reports evidencing such non-conformity.  For a period of twenty-one (21) days following BioVectra’s receipt of an NC Notice, the Parties shall diligently and in good faith seek to reach agreement on whether a nonconformity exists and, if so, whether such nonconformity was caused by BioVectra’s breach of the warranties set forth in Sections 11.1 and 11.2.

8.2     No BioVectra Liability for Non-Conforming Product
If it is determined by agreement of the Parties  that either: (i) there is no nonconformity, or (ii) there is nonconformity but the nonconformity was not caused by BioVectra's breach of the warranties set forth in Sections 11.1 and 11.2 and ; BioVectra shall have no liability to Helix with respect thereto.

8.3    BioVectra Liability for Non-Conforming Product; Replacement
If it is determined by agreement of the Parties that any nonconformity claimed by Helix pursuant to Section 8.1 was caused by BioVectra's breach of any warranty set forth in Section 11.1 or 11.2, BioVectra shall replace such Non-Conforming Product with conforming Product at BioVectra’s sole expense within such timeframe as Helix may reasonably require.

8.4    Cooperation in Investigations; Disposition of Non-Conforming Product
If Helix desires to make a claim against BioVectra with respect to and causing the rejection of a Batch of Non-Conforming Product pursuant to Section 8.1, Helix agrees that it shall not dispose of or allow such Product to be disposed of without written authorization and instructions from BioVectra either to dispose of or return to BioVectra such Non-Conforming Product. Upon written request by Helix, BioVectra agrees promptly to give Helix such authorization and instructions within a reasonable period of time. Each Party shall act in good faith and shall cooperate with the other Party and with any Third Party or arbitrator appointed pursuant to Section 8.5 in connection with an investigation as to the existence of or source of any Non-Conforming Product supplied under this Agreement. At the request of Helix, BioVectra will provide all Non-Conforming Product to Helix at a price (including shipping and delivery expenses) to be agreed upon between the Parties and in accordance with the delivery terms set forth in Section 4 hereof.  Helix may make whatever further use of such Non-Conforming Product as it shall determine; provided, however, that Helix agrees that:

(a)	such Non-Conforming Product shall not be used in humans, and

(b)	the warranties provided in Sections 11.1 and 11.2 of this Agreement shall not apply to such Non-Conforming Product.

BioVectra shall dispose of any Non-Conforming Product returned by Helix in accordance with all relevant Regulatory Requirements for such disposal, at BioVectra's expense, if BioVectra was liable for such Non-Conforming Product in accordance with Section 8.3 and at Helix's expense if BioVectra was not liable for such Non-Conforming Product in accordance with Section 8.2.

8.5    Third Party / Arbitration
In the event the parties are unable to come to an agreement within 21 days of the date Helix first gave notice to BioVectra under Section 8.1, the matter may be referred by either Party to a mutually acceptable, qualified and independent Third Party laboratory for final determination of conformance of Product to the Master Formula, whose fees shall be paid by the non-prevailing Party.   If the parties are unable to agree upon a qualified and independent Third Party within twenty-one (21) calendar days of the date a Party first notifies the other that it wishes to so refer the matter, then the matter shall be resolved by arbitration conducted in English in Toronto, Ontario in accordance with the Commercial Arbitration Act (Ontario) as the same may be amended from time to time.  The arbitration shall be conducted as follows: (a)  either Party may require arbitration by giving written notice to arbitrate to the other Party; (b)  if the Parties are able to agree upon a single arbitrator, the arbitration shall be conducted before the single arbitrator; (c)  if the Parties have been unable to agree upon the selection of a single arbitrator within fourteen (14) calendar days after receipt of the notice requiring arbitration, each Party shall within seven (7) further calendar days by notice in writing given to the other Party nominate one (1) neutral arbitrator.  If either Party fails to nominate an arbitrator, the single arbitrator nominated by the other Party shall proceed to conduct the arbitration alone.  If both Parties nominate neutral arbitrators, the two arbitrators so nominated shall nominate a third arbitrator within seven (7) calendar days of their nomination.  The Parties agree that it is important that the matter be resolved promptly and the Parties agree that the arbitration will be required to be conducted expeditiously and that the final disposition shall be accomplished within fourteen (14) calendar days of the appointment of the single arbitrator or the third arbitrator.  The Parties shall ensure that the arbitrator or arbitrators upon accepting nomination agree that they have the time available for the timely handling of the arbitration in order to achieve the final disposition within fourteen (14) calendar days.  The decision of the arbitrator or arbitrators shall be rendered in writing, without reasons and shall be binding upon the Parties.

ARTICLE 9 LICENSE GRANTS

9.1    Helix Licenses to BioVectra
During the Term (subject to early termination in accordance with ARTICLE 17 hereof), Helix hereby grants to BioVectra a royalty-free, non-exclusive, non transferable license under any and all Helix Intellectual Property that is necessary for BioVectra to perform its obligations under this Agreement, including, without limitation, all rights necessary for the development and use of the Helix Confidential Information for the sole and limited purpose of BioVectra's performance of its obligations under this Agreement, including, without limitation, to manufacture Product for Helix.

9.2    BioVectra Licenses to Helix
BioVectra hereby grants to Helix a perpetual, fully paid, royalty-free, non-exclusive, license, with the right to grant and authorize sub-licenses, under any and all BioVectra Intellectual Property that BioVectra uses for the performance of the Services or that is necessary to the practice of the Services solely for the limited purposes of manufacturing, using and selling the Product. Helix shall include a provision in all agreements with Third Party contractors for the manufacture, use or sale of the Product that clearly states that such Third Party contractor’s right to use such BioVectra Intellectual Property is exclusively limited to the Product.

ARTICLE 10 OWNERSHIP OF INTELLECTUAL PROPERTY,
MATERIALS AND EQUIPMENT

10.1    Intellectual Property
BioVectra acknowledges and agrees that Helix shall own exclusively all Intellectual Property relating specifically to the Product that is made, created, conceived or reduced to practice in the course of or resulting from performance of the Services by either Party or its employees or agents and BioVectra waives any moral rights therein.

10.2    Confidential Information
Helix shall own all Helix Confidential Information, and BioVectra shall own all BioVectra Confidential Information.

10.3    Process Improvements
The parties acknowledge that BioVectra may develop improvements to the Master Formula or procedure  in the course of performing the Services under this Agreement (“Process Improvements”). BioVectra agrees to promptly disclose all Process Improvements to Helix as they occur.

Product-Specific Process Improvements
BioVectra agrees that all Process Improvements specific to the manufacture of the Product (“Product-Specific Process Improvements”) shall be owned solely by Helix and Helix may obtain patent, copyright and other proprietary protection therewith.

10.4    General Process Improvements
All P    rocess Improvements that are not specific to the manufacture of the Product that have general application to the contract manufacturing of chemical or pharmaceutical compounds (“General Process Improvements”) shall be owned by BioVectra.

10.5    Helix Materials
Helix shall own all rights in and title to the Helix Intellectual Property, and any and all improved or enhanced versions of the foregoing that are created by either Party in the course of or resulting from this Agreement, including, without limitation, any derivatives or variants of the foregoing. BioVectra hereby assigns to Helix any improvements that directly relate to the Helix Intellectual Property or the Product and shall not provide them to any third party without Helix’s prior written consent and BioVectra waives all moral rights therein.

10.6    Helix Equipment
Helix shall have the right but not the obligation on termination of the agreement to give written notice requiring BioVectra to sell and transfer to Helix all of the equipment listed on Schedule D for the total purchase price of $10.00, provided that Helix shall be responsible for and pay to BioVectra on delivery of the equipment all Actual & Reasonable Costs and Expenses incurred by BioVectra with respect to the de-installation and preparing the equipment for shipping.  Helix shall notify BioVectra in writing within sixty (60) days of termination whether Helix will be exercising its option to purchase the equipment listed on Schedule D.

10.7    BioVectra Assistance
BioVectra agrees to provide all reasonable assistance, including without limitation, executing documents, to secure, perfect or prosecute Helix’s legal rights and worldwide ownership of any inventions, materials or equipment owned by Helix, including but not limited to documents relating to patent, trademark and copyright assignments and applications and BioVectra waives all moral rights therein.  Helix shall pay BioVectra for all Actual & Reasonable Costs and Expenses incurred by BioVectra in connection with any assistance that BioVectra provides pursuant to this provision.

10.8    Limitation
Notwithstanding any provision of this Article 10 or this Agreement to the contrary, BioVectra’s proprietary manufacturing or other processes and related know-how shall not become or be deemed to be Helix Intellectual Property or Helix Confidential Information and shall not be subject to any ownership or other rights of Helix or a Third Party.

ARTICLE 11 BIOVECTRA PRODUCT WARRANTIES

11.1    Product Warranties

BioVectra warrants to Helix that all Product manufactured hereunder will:

(a)	have been manufactured, tested, stored, labeled and controlled in conformance with the Master Formula;

(b)	have been transferred to Helix with a Certificate of cGMP Compliance, which is accurate and complete with respect to each Batch;

(c)	have been manufactured, packaged, handled, stored and labeled in accordance with cGMP and all applicable Regulatory Requirements;

(d)	not be adulterated or misbranded by BioVectra within the meaning of the FD&C Act; and

(e)	have been transferred free and clear of any liens or encumbrances of any kind.

Notwithstanding the foregoing, the parties may agree in writing to except out any of the above warranties in respect of one or more trial developmental batches.

11.2    BioVectra Facility
BioVectra hereby warrants that it owns or lawfully controls the BioVectra Facility, and that, provided the Master Formula is successfully implemented including the procurement and installation of all required product-specific equipment, and provided no Force Majeure Event shall occur, BioVectra has sufficient manufacturing capacity to enable BioVectra to conduct the Services required by this Agreement.   BioVectra hereby warrants that the BioVectra Facility shall be maintained in accordance with cGMP and in such condition as will allow BioVectra to conduct the Services in compliance with cGMP, all applicable laws, and in conformance with the Master Formula.

ARTICLE 12 REPRESENTATIONS AND WARRANTIES; COVENANTS

12.1    Mutual Representations and Warranties
Each Party hereby represents and warrants to the other Party that:

(a)	this Agreement, as executed and delivered, constitutes the valid and binding agreement of such Party, its successors and assigns, and is enforceable in accordance with its terms;

(b)
the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such Party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and

(c)	it has obtained all necessary authorizations and consents required to enter into this Agreement and to perform its obligations hereunder.

12.2    Representations and Warranties of Helix
Helix hereby represents and warrants to BioVectra, as of the date hereof and throughout the term of this Agreement, that:

(a)
To the best of Helix's knowledge as of the Effective Date, after reasonable inquiry, Helix is free to supply to BioVectra the Helix Confidential Information and any other information supplied by Helix to BioVectra;

(b)
To the best of Helix's knowledge as of the Effective Date, after reasonable inquiry, there is no lawsuit pending against Helix that alleges patent infringement based on the manufacture, use or sale of the Product, and as of the Effective Date, Helix has not received any written notice alleging infringement of a Third Party Patent based on the manufacture, use or sale of the Product;

(c)
To the best of Helix's knowledge as of the Effective Date, after reasonably inquiry, Helix's supply to BioVectra of the Helix Confidential Information and Helix Intellectual Property and any other information Helix intends to supply to BioVectra hereunder, and BioVectra's use thereof in accordance with the terms of and in performance of its obligations under this Agreement, does not infringe any intellectual property rights of any Third Party for which Helix lacks the right to grant BioVectra a valid sublicense to manufacture the Product;

(d)
To the best of Helix’s knowledge as of the Effective Date, after reasonably inquiry, the Master Formula for the Product in effect as of the Effective Date does not infringe any intellectual property rights of any Third Party for which Helix lacks the right to grant BioVectra a valid sublicense to manufacture the Product;

(e)
there is no fact known to Helix which it has not disclosed to BioVectra or included in its public documents filed on SEDAR at www.sedar.com which  adversely affects, or which may adversely affect, the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of Helix or the ability of Helix to perform its obligations under this Agreement;

(f)
To the best of Helix’s knowledge as of the Effective Date, after reasonable inquiry, Helix has made BioVectra aware of any known hazards involved in handling the Helix Intellectual Property, Master Formula and Product; and

(g)	Helix has the financial capacity to enter into and carry out this entire Agreement.

12.3    Representations and Warranties of BioVectra
BioVectra hereby represents and warrants to Helix, as at the date hereof and throughout the term of this Agreement, that:

(a)
To the best of BioVectra's knowledge, BioVectra is free to supply BioVectra Confidential Information to Helix (excluding any information related to other BioVectra clients that Helix inadvertently becomes aware of through the presence of their employees or agents at BioVectra offices or at the BioVectra Facility);

(b)	BioVectra has the financial capacity to enter into and carry out this entire Agreement;

(c)	To the best of BioVectra's knowledge after reasonable inquiry,

(i)	BioVectra has the legal right to grant Helix the licenses set forth in Section 9.2 above;

(ii)
as of the Effective Date, BioVectra has not entered into any obligation that would prohibit BioVectra from granting the licenses set forth in Section 9.2 above, and BioVectra shall not enter into any obligation in the future that would prohibit BioVectra from granting the licenses set forth in Section 9.2 above;

(iii)	BioVectra has not and will not use in any capacity the services of any persons prohibited in any way in connection with its development or manufacture of the Product;

(iv)
neither BioVectra nor any BioVectra official or employee has been convicted of a felony under U.S. federal law for conduct relating to the development or approval, including the process for development or approval, of any drug, product, INDA, or any other drug product application;

(v)
that neither it, nor any of its employees or agents performing hereunder, have ever been, are currently, or are the subject of a proceeding that could lead to it or such employees or agents becoming, as applicable, a Debarred Entity or Individual, an Excluded Entity or Individual or a Convicted Entity or Individual as defined by the FDA pursuant to 21 U.S.C. §335a (a) or (b);

(vi)
there is no fact known to BioVectra which it has not disclosed to Helix which  adversely affects, or which may adversely affect, the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of BioVectra or the ability of BioVectra to perform its obligations under this Agreement;

(vii)
there are no legal or governmental actions, suits, proceedings or investigations pending or, to the knowledge of BioVectra, threatened, to which BioVectra is or may be a party or of which property owned or leased by BioVectra is or may be the subject, or related to environmental or discrimination matters.  BioVectra or its operations, BioVectra is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body; and

(viii)	BioVectra is not in violation of or in default under, any lien, mortgage, lease, agreement or instrument, including without limitation, its financial arrangements with any Third Party.

(e)	BioVectra has and will maintain in place all equipment, personnel, facilities, and supply agreements necessary to perform its obligations hereunder.

12.4    Additional Covenants

(a)	Helix shall comply with all applicable laws and regulations in the performance of Helix's obligations under this Agreement.

(b)	BioVectra shall comply with all applicable laws and regulations in the performance of BioVectra's obligations under this Agreement.

(c)	Each Party shall notify the other in writing immediately in the event that any representation and warranty contained in this Agreement becomes untrue.

ARTICLE 13 INDEMNIFICATION
13.1    Indemnification By Helix

Subject to Section 13.2, Helix agrees to indemnify, defend and hold BioVectra and its directors, officers, employees and agents harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable legal fees) (collectively, “Liabilities”) resulting from any Third Party claims, suits, actions or proceedings (collectively, “Claims”) against BioVectra arising out of

(a)	Helix's breach of any of its representations, warranties or covenants contained in this Agreement; or

(b)	Helix's negligent acts or omissions or willful misconduct.

13.2    Exception
Notwithstanding Section 13.1, Helix will not be required to indemnify, defend and hold BioVectra or its directors, officers, employees and agents harmless from or against any Liabilities in connection with any Claims to the extent arising out of:

(a)	BioVectra's breach of any of its representations, warranties, or covenants contained in this Agreement; or

(b)	BioVectra’s negligent acts or omissions or willful misconduct.

13.3    Indemnification By BioVectra
BioVectra agrees to indemnify, defend and hold Helix and its directors, officers, employees and agents harmless from and against any Liabilities resulting from any Claims against Helix arising out of

(a)	BioVectra's breach of any of its representations, warranties or covenants contained in this Agreement; or

(b)	BioVectra's negligent acts or omissions or willful misconduct.

Notwithstanding the foregoing, BioVectra will not be required to indemnify, defend and hold Helix or its directors, officers, employees and agents harmless from or against any Liabilities in connection with any Claims to the extent arising out of

(a)	Helix's breach of any of its representations, warranties or covenants contained in this Agreement; or

(b)	Helix's negligent acts or omissions or willful misconduct.

13.4    Indemnification Procedures
Where either party to this Agreement (the “Indemnitee”) seeks indemnification from the other (the “Indemnitor”) in respect of any Claim, the Indemnitee shall provide written notice of the Claim to the Indemnitor as soon as reasonably practicable upon becoming aware of the Claim, provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure.  The Indemnitor shall be entitled, but shall not be obligated, to participate in or assume the defence of the Claim, provided that if the defence is assumed, it shall be through legal counsel acceptable to the Indemnitee, acting reasonably, and the Indemnitee shall also have the right, but not the obligation, to employ separate counsel, in which event the fees and expenses of such counsel shall be borne by the Indemnitee.  Each Indemnitee shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation or defence of any Claims covered under this Agreement.  No Claim may be settled by an Indemnitee or an Indemnitor without the prior written consent of the other, which consent shall not be unreasonably withheld, unless in the case of a settlement by an Indemnitor, the settlement acknowledges in writing that no liability, negligence, guilt or other wrongful act or omission of the Indemnitee is admitted or assumed, and such settlement acts as a complete bar to future or other claims of, by or under the parties with whom such settlement is reached, arising or which may arise out of any act, matter or thing prior to the date of settlement.

ARTICLE 14 INSURANCE

14.1    BioVectra  Insurance

BioVectra shall maintain in full force and effect, at its expense:

(a)
At all times during the period in which BioVectra is making any of the Products,  general liability insurance coverage in an amount not less than $10,000,000 (CAD) per occurrence (annual general aggregate of not less than $10,000,000 (CAD)) covering bodily injury, broad-form property insurance and including blanket contractual coverage;

(b)
At all times during the period in which BioVectra is making any of the Products and, if the insurance is on a “claims made” basis, for a period of three (3) years thereafter, products liability / completed operations hazard insurance coverage in an amount not less than $10,000,000 (CAD) per claim (annual general aggregate of not less than $10,000,000 (CAD)) covering bodily injury, broad-form property insurance and including blanket contractual coverage.

14.2    Helix Insurance

Helix shall maintain insurance in an amount considered accepted practice in the industry.
.

14.3    Evidence of Insurance
Upon request, each Party shall provide to the other Party evidence of the insurance required under this Article.

ARTICLE 15 CONFIDENTIALITY

15.1    BioVectra Confidentiality Obligations
BioVectra shall not use Helix Confidential Information except as authorized under this Agreement and shall not disclose Helix Confidential Information to anyone else other than:

(i)
its employees or employees of its Affiliates who are bound by similar obligations of confidentiality and non-use and who have a need to know such information in order to perform their duties in carrying out BioVectra's obligations under this Agreement;

(ii)
contractors who are bound by similar obligations of confidentiality and non-use and who have a need to know such information in order to provide direction to BioVectra or Helix regarding their respective obligations under this Agreement; or

(iii)	Regulatory Authorities, to the extent required by law or as necessary to perform the Services.

15.2    Helix Confidentiality Obligations
Helix shall not use BioVectra Confidential Information except as authorized under this Agreement and shall not disclose any BioVectra Confidential Information to anyone else other than:

(i)
employees, consultants, agents or contractors of Helix or Helix's Affiliates who are bound by similar obligations of confidentiality and nonuse and who have a need to know such information in order to perform their duties in carrying out Helix's obligations under this Agreement, or in order to provide direction to Helix regarding production, testing, storage or quality of the Product or regulatory or compliance issues related to the Product; or

(ii)	Regulatory Authorities, to the extent required by law or as Helix considers necessary in connection with the development, manufacturing, distribution or sale of the Product.; or

(iii)	to Third Parties in accordance with the exercise of the licenses granted to Helix under ARTICLE 9.

15.3    Responsibility for Compliance with Confidentiality and Non-Use Obligations
Each Party shall be responsible for any intentional misuse or misappropriation, by such Party, its Affiliates, or the employees, consultants, agents or contractors of such Party or such Party's Affiliates, of the other Party's Confidential Information.

15.4    Terms of Agreement
Except for any disclosure that is deemed necessary, in the reasonable judgment of the responsible Party, to comply with national, federal, state or provincial laws or regulations (including the rules and regulations of any national stock exchange on which such Party's securities are traded) or disclosure to a Party's employees, consultants, advisors, agents, contractors, partners, potential partners, potential acquirers, investors or potential investors under reasonable conditions of confidentiality, neither Party shall, without the prior written consent of the other Party, disclose in any manner to any Third Party the terms and conditions of this Agreement.

15.5    Notification of Mandatory Disclosure

(a)
Notification and Consultation In the event that a Party (in such case, the Notifying Party) believes it is required by applicable statute or regulation (including the rules and regulations of any national stock exchange on which such Party's securities are traded), or by judicial or administrative process to disclose any part of the other Party's (in such case, the Notified Party) Confidential Information which is disclosed to it under this Agreement, the Notifying Party shall:

(i)
promptly notify the Notified Party of each such requirement and identify the documents so required thereby, so that the Notified Party may seek an appropriate protective order or other remedy or waive compliance by the Notifying Party with the provisions of this Agreement, and

(ii)	consult with the Notified Party on the advisability of taking legally available steps to resist or narrow the scope of such requirement.

(b)
Limited Disclosure If, in the absence of such a protective order or such a waiver by the Notified Party of the provisions of this Agreement, the Notifying Party is nonetheless required by mandatory applicable law to disclose any part of the Notified Party's Confidential Information which is disclosed to it under this Agreement, the Notifying Party may disclose such Confidential Information without liability under this Agreement, except that the Notifying Party shall furnish only that portion of the Confidential Information which is legally required.

15.6           No Licenses
Except as expressly provided in ARTICLE 9 hereof, no right or license, either express or implied, is granted under any intellectual property right or by virtue of the disclosure of Confidential Information under this Agreement, or otherwise.

15.7           Equitable Relief
Each Party agrees that;

(a)
the other Party and their respective Affiliates would be irreparably injured by a material breach of the confidentiality and nonuse provisions of this Agreement by the breaching Party or by its employees or the employees of its Affiliates, consultants, agents or contractors,

(b)
that monetary remedies would be inadequate to protect the other Party against any actual or threatened material breach of the provisions of this ARTICLE 15 by the breaching Party or by its employees or the employees of its Affiliates, consultants, agents or contractors, and,

(c)
without prejudice to any other rights and remedies otherwise available to the other Party, the breaching Party agrees, upon proof of any such actual or threatened material breach, to the granting of equitable relief, including injunctive relief and specific performance, in the other Party's favor without proof of actual damages. It is further understood and agreed that no failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

15.8           Prior Confidentiality Agreement
The Parties acknowledge that the Confidentiality Agreement dated on or about June 5, 2007 shall survive the execution and delivery of this Agreement and shall remain in full force and effect in accordance with its terms.

ARTICLE 16 PRESS RELEASES; USE OF NAMES

16.1    Press Releases
BioVectra and Helix shall not originate any publicity, news releases, public statements or announcements, whether written or oral, relating to this Agreement without the prior written consent of the other Party, which consent may not be unreasonably withheld or unduly delayed, provided however, that BioVectra shall not be prevented from complying with any duty of disclosure it may have pursuant to any law or regulation or as required by the Regulatory Authorities.

16.2    Use of Names
Either Party shall not make use of the other Party’s name in any advertising or promotional material in connection with this Agreement or any related agreements, without the prior written consent of such Party.

ARTICLE 17 TERMINATION & CANCELLATION

17.1    Termination
This Agreement may be terminated as follows:

(a)
At the Discretion of Helix This Agreement may be terminated in its entirety by Helix upon ninety (90) days written notice thereof to BioVectra at Helix’s sole discretion.  Any Purchase Order issued by Helix prior to notice of Termination shall be completed in full by BioVectra and Helix shall compensate BioVectra according to Section 3.1, and Section 17.2 herein.

(b)
 BioVectra Material Breach  This Agreement may be terminated in its entirety by Helix upon written notice thereof to BioVectra in the event of a material breach by BioVectra which, if capable of being cured, is not cured within thirty (30) days after receipt of written notice from Helix to BioVectra specifying in reasonable detail the nature of such breach or, if such breach cannot be cured within such 30-day period but is capable of being cured within a reasonable time, if BioVectra does not commence and diligently continue actions to cure such breach. BioVectra shall not render any Services during such cure period other than those which are necessary to cure such breach, provided that the breach is capable of being cured within such cure period. In the event such breach is not cured within such cure period, this Agreement shall terminate as set forth in Helix's notice of breach and in accordance with the terms of this ARTICLE 17; provided, however, that this Agreement shall not be terminated prior to the end of such cure period.  Breach of any of the provisions of ARTICLE 15 or the Confidentiality Agreement referred to therein, or of any representation or warranty of BioVectra contained herein, or any such representation or warranty ceasing to be true, shall be deemed to constitute a material breach for purposes of this ARTICLE 17 not capable of being cured, and accordingly, Helix may terminate this Agreement immediately upon notice in any such event.

(c)
Helix Material Breach  This Agreement may be terminated by BioVectra upon written notice thereof to Helix in the event of a material breach by Helix that is not cured within thirty (30) days after receipt of written notice from BioVectra to Helix specifying in reasonable detail the nature of such breach. In the event such breach is not cured within such cure period, this Agreement shall terminate as set forth in BioVectra's notice of breach and in accordance with the terms of this ARTICLE 17; provided, however, that this Agreement shall not be terminated prior to the end of such cure period. Breach of any of the provisions of ARTICLE 15 or the Confidentiality Agreement referred to therein, or of any representation or warranty of Helix contained herein, or any such representation or warranty ceasing to be true, shall be deemed to constitute a material breach for purposes of this ARTICLE 17 not capable of being cured, and accordingly, BioVectra may terminate this Agreement immediately upon notice in any such event.

(d)
Force Majeure  A Party shall have the right to terminate this Agreement, upon providing written notice thereof to the other Party, if, as a result of a Force Majeure Event suffered by such other Party, (i) such other Party is unable fully to perform its obligations under this Agreement for any consecutive period of sixty (60) days; (ii) it is reasonably foreseeable at the time notice of the Force Majeure Event is given or is required to be given pursuant to Section 18.2 that such other Party will be unable fully to perform its obligations under this Agreement for any consecutive period of ninety (90) days; or (iii) it is reasonably uncertain, (such as in the case of a labour dispute that could continue for an indeterminate amount of time) at the time notice of the Force Majeure Event is given or is required to be given pursuant to Section 18.2, whether such other Party will be able to fully to perform its obligations under this Agreement within the next following ninety (90) days.

(e)	Insolvency Either Party may terminate this Agreement upon notice to the other Party,

(i)
upon the institution by or against that other Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of such Party's debts, which proceedings are not dismissed within sixty (60) days,

(ii)
upon that other Party making a general assignment for the benefit of creditors,  taking the benefit of any statute for bankrupt or insolvent debtors, making any proposal, assignment or arrangements with its creditors, or taking any steps with a view to readjustment, rescheduling or deferral of that Party's indebtedness or suspending making payments to that Party's creditors; or

(iii)	upon that other Party's dissolution or cessation of business.

17.2    Consequences of Termination

(a)
Payment of Amounts Due   Expiration or termination of this Agreement for any reason shall not exempt any Party from paying to any other Party any amounts owing to such Party at the time of such expiration or termination.

(b)
Payment for Partial Services Within 30 days of termination of this Agreement pursuant to sections 17.1(b), (c), (d), or (e), Helix shall pay BioVectra that portion of the price set forth in Schedule C equal to the portion of Services provided up to the time of such termination and not previously paid by Helix (excluding the cost of Raw Materials which are dealt with separately in section 17.2(d)), provided that in no event shall such proportionate price, plus the cost of any Raw Materials purchased under section 17.2(d), exceed the full price set out in Schedule C in respect of which such Services were rendered.

(c)
Cumulative Remedies Except as expressly stated otherwise herein, a Party’s right to terminate this Agreement, and any other remedies under this Agreement, are cumulative, and nothing in this Agreement shall prevent any Party, in the case of a breach (after expiration of any applicable cure period and notice periods), from terminating this Agreement pursuant to Section 17.1 and pursuing all other rights and remedies such Party may otherwise have at law or in equity in respect of such breach.

(d)
Raw Materials Upon expiration of this Agreement or termination by Helix pursuant to Section 17.1(b)(BioVectra material breach) or 17.1(e) (Insolvency of BioVectra) or Section 17.1 (d) (Force Majeure), Helix may elect (but shall have no obligation) to purchase from BioVectra, at BioVectra's Actual & Reasonable Costs and Expenses plus 10%, all remaining usable Raw Materials acquired and paid for by BioVectra for the manufacture of Product under this Agreement, and not previously paid for by Helix, and which cannot be used for other BioVectra clients in full within 90 days.  Upon termination of this Agreement by Helix pursuant to Section 17.1(a) (At the Discretion of Helix) or by BioVectra pursuant to Section 17.1(c) (Helix Material Breach) or 17.1(e) (Helix Insolvency), Helix shall purchase from BioVectra, at BioVectra's Actual & Reasonable Costs and Expenses plus 10%, all remaining Raw Materials acquired and paid for by BioVectra, but not previously paid for by Helix or included in the price payable by Helix under section 17.2(b), for the manufacture of Product under this Agreement and which cannot be used for other BioVectra clients, except as may be necessary for completion of any portion of Services hereunder that are not immediately terminated.

(e)	Return of Materials and of Helix Confidential Information; Upon expiration or termination of this Agreement, unless otherwise directed by Helix, BioVectra shall promptly:

(i)	return or, at Helix's election, destroy all quantities of the Product, with any such destruction to be certified in writing to Helix by an authorized BioVectra officer,

(ii)
 return all Helix Confidential Information to Helix, except for a single copy and/or sample which may be retained for documentation purposes only and which shall remain subject to the obligations of non-use and confidentiality set forth in this Agreement,

(iii)	return to Helix all retention and reserve samples being held by BioVectra, provided that BioVectra may retain one set of such samples for documentation and regulatory purposes only; and

(iv)	return to Helix all remaining interferon alpha-2b previously provided by Helix to BioVectra.

Helix shall pay BioVectra for all Actual & Reasonable Costs and Expenses incurred by BioVectra in carrying out BioVectra’s obligations under this Section 17.2(e),  unless this Agreement has been terminated pursuant to Section 17.1(b), in which event all such costs shall be for BioVectra’s account.

(f)
Return of BioVectra Confidential Information Upon expiration or termination of this Agreement, Helix shall promptly return all BioVectra Confidential Information to BioVectra, except for a reasonable number of copies to be retained by Helix to exercise its rights under this Agreement in relation to such BioVectra Confidential Information, but which shall otherwise remain subject to the obligations of non-use and confidentiality set forth in this Agreement.

(g)
Accrued Rights Except as otherwise expressly set forth herein, any termination or expiration of this Agreement shall be without prejudice to any right which shall have accrued to the benefit of either Party and shall not relieve either Party of any obligation which has accrued prior to the effective date of such termination or expiration, which obligations shall remain in full force and effect for the period provided therein or, if no period is provided therein, then such obligations shall remain in full force and effect indefinitely.

17.3    Surviving Rights
All terms of this Agreement, which by their nature are intended to survive termination of this Agreement, shall survive termination of this Agreement.

17.4    Cancellation of Services
Helix may, upon written notice, cancel a Purchase Order for which it previously notified BioVectra to provide Services, and BioVectra shall cease providing Services in relation to such Purchase Order as of the effective date of such cancellation.   Within 30 days of providing notice of cancellation, Helix will pay to BioVectra that portion of the price set forth in the relevant Purchase Order equal to the portion of Services provided by BioVectra in respect of the cancelled Purchase Order  prior to the effective date of such notice, plus;

(a)	BioVectra’s actual cost any services commenced by BioVectra under the Cancelled Purchase Order which cannot be reasonable stopped or terminated; and

(b)
The cost of remaining usable Raw Materials specifically obtained by BioVectra for purposes of the cancelled Purchase Order  the cost of which has not been included in the portion of Services payable by Helix, provided that in no event, except for the following sentence, shall such combined payment exceed, in the aggregate, the price set out in the cancelled Purchase Order  .

 All remaining usable Raw Materials obtained by BioVectra for purposes of the cancelled Purchase Order and paid for by Helix, shall become the property of Helix upon the effective date of Helix’s notice of cancellation and shall be returned to Helix or otherwise dealt with, at the expense of Helix, as Helix may direct.

ARTICLE 18 FORCE MAJEURE

18.1    Effects of Force Majeure
No Party shall be in breach of this Agreement if there is any failure of performance under this Agreement (except for payment of any amounts due under this Agreement) occasioned by any reason beyond the control and without the fault or negligence of the Party affected thereby, including, without limitation, an act of God, fire, act of government or state, war, civil commotion, insurrection, embargo, an infectious virus which cannot be detected by testing and which causes a shutdown for a substantial period of a large portion of the BioVectra Facility due to contamination despite commercially reasonable efforts by BioVectra to prevent such occurrence, prevention from or hindrance in obtaining energy or other utilities, a market-wide shortage of Raw Materials or other necessary components, labor disputes (excluding any disputes that may arise at BioVectra) of whatever nature, or any other reason beyond the control and without the fault or negligence of the Party affected thereby (a “Force Majeure Event”). Such excuse shall continue as long as the Force Majeure Event continues, and any estimated completion date affected by such Force Majeure event shall be extended accordingly. Upon cessation of such Force Majeure Event, the affected Party shall promptly resume performance under this Agreement as soon as it is commercially reasonable for the Party to do so.

18.2    Notice of Force Majeure; Obligations of Parties During Force  Majeure Event
Each Party agrees to give the other Party prompt written notice of the occurrence of any Force Majeure Event, the nature thereof, and the extent to which the affected Party will be unable to fully perform its obligations under this Agreement. Each Party further agrees to use commercially reasonable efforts to correct the Force Majeure Event as quickly as practicable and to give the other Party prompt written notice when it is again fully able to perform such obligations.  In the event that the Force Majeure cannot be corrected quickly, the parties will work together to ensure that the Services will carry forward to the extent practicable, even if this means transfer of materials to another facility on a temporary or permanent basis.  Any proceeds received from Business interruption or similar insurance will be applied to this action.

18.3    Termination
This Agreement may be terminated as a result of a Force Majeure Event in accordance with Section 18.1 hereof.

ARTICLE 19 ASSIGNMENT; TRANSFER

19.1    Assignment
This Agreement shall be binding upon the successors and assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns. Neither Party may assign its interest under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld; provided, however, either Party may assign its interest under this Agreement, without the prior written consent of the other, (a) to an Affiliate or (b) to a successor of the business by reason of merger, sale of all or substantially all of its assets or other form of acquisition. Any permitted assignment of this Agreement by either Party will be conditioned upon that Party's permitted assignee agreeing in writing to comply with all the terms and restrictions contained in this Agreement. Any purported assignment without a required consent shall be void. No assignment shall relieve any Party of responsibility for the performance of any obligation that accrued prior to the effective date of such assignment.

ARTICLE 20 MISCELLANEOUS

20.1    Notices
Any notice required or permitted to be given under this Agreement by any Party shall be in writing and shall be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, (c) sent by a nationally-recognized courier service guaranteeing next-day or second day delivery, charges prepaid, or (d) delivered by facsimile (with the original promptly sent by any of the foregoing manners), to the addresses or facsimile numbers of the other Parties set forth below, or at such other addresses as may from time to time be furnished by similar notice by any Party. The effective date of any notice under this Agreement, other than a termination notice pursuant to ARTICLE 17, shall be the date of receipt by the receiving Party.

Helix BioPharma Corp.
3-305 Industrial Parkway S.
Aurora, ON
Canada, L4G 6X7
Attn John Docherty
Fax # (905) 841-2244

BioVectra Inc.
16 McCarville Street,
Charlottetown, Prince Edward Island,
C1E 2A6, Canada
Attn President & CEO
Fax # 902-566-2498

20.2    Applicable Law
           This Agreement shall be construed, interpreted and enforced in accordance with the laws in force in the Province of Ontario.

20.3    Headings
       All headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

20.4    Exhibits
All exhibits referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

20.5    Severability
Each Party hereby expressly agrees that:
(a)
it has no intention to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries;

(b)
that if any word, sentence, paragraph, clause or combination thereof in this Agreement is found by a court or executive body with judicial powers having jurisdiction over this Agreement or any Party hereto, in a final unappealed order, to be in violation of any such provisions in any country or community or association of countries, such words, sentences, paragraphs, clauses or combination shall be inoperative in such country or community or association of countries and the remainder of this Agreement shall remain binding upon the Parties, so long as enforcement of the remainder does not violate the Parties overall intentions in this transaction.

20.6    Independent Contractors
Each of the Parties is an independent contractor and nothing herein contained shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between the Parties. Neither Party shall hold itself out to Third Parties as purporting to act on behalf of, or serving as the agent of, the other Party.

20.7    Waiver
No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement.   The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.

20.8    Counterparts
This Agreement and any amendment hereto may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument. This Agreement shall be effective upon full execution by facsimile or original, and a facsimile signature shall be deemed to be and shall be as effective as an original signature.

20.9    Entirety; Amendments
This Agreement, including any exhibits attached hereto and referenced herein, constitutes the full understanding of the Parties and a complete and exclusive statement of the terms of their agreement with respect to the specific subject matter hereof, and no terms, conditions, understandings or agreements purporting to modify or vary the terms thereof shall be binding unless it is hereafter made in writing and signed by each of the Parties. No modification to this Agreement shall be effected by the acknowledgment or acceptance of any purchase order or shipping instruction forms or similar documents containing terms or conditions at variance with or in addition to those set forth herein. This Agreement may be amended and supplemented only by a written instrument signed by each of the Parties.

20.10    Preference
The terms of this Agreement shall prevail in the event of a conflict between this Agreement and any  Schedule hereto.

20.11    Limitation on Damages
Except for (i) the parties’ obligations under ARTICLE 13 or any breach of such obligations; or (ii) a breach of the obligations of a party under ARTICLE 15, in no event shall either Party be liable to the other Party for incidental, special, punitive, exemplary or consequential damages, including, but not limited to, any claim for damages based upon lost profits.

20.12    Time
Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

HELIX BIOPHARMA CORP.		BIOVECTRA INC.

Per:	/s/ John Docherty	Per:	/s/ Ronald J. Keefe
	John Docherty Director and President		Ronald J. Keefe President & CEO
Per:
[Name] [Title]

Schedule A – Stage 2 Production Schedules

Schedule B – Quality Assurance Agreement

Schedule C – Purchase Order - Payment Schedules

Schedule D - Equipment List and Prices

Schedule A

PROPOSAL FOR STAGE 2 PRODUCTION OF L-DOS47
February 19, 2007

1. INTRODUCTION

BioVectra extends its appreciation to Helix Biopharma for their consideration of BioVectra as a contract manufacturer for the implementation and production of L-DOS47.   BioVectra has been servicing the needs of the biopharmaceutical market for over 30 years. Based on an assessment of the process knowledge BioVectra has gained to date, and its experience in producing clinical trial requirements, the following proposal is given as a working document for Helix to consider and evaluate against its own independent determinations of requirements.

Should you have any comments or questions regarding this proposal, please do not hesitate to contact our team. Inquiries should be directed as follows:

Primary Customer contact:                 Amanda Sauer    , Project/Product Manager
                        BioVectra
16 McCarville St.
Charlottetown, PE
C1E 2A6
(866) 883-2872 ext 6227 Office
(902) 628-2045 Fax
email: sball@biovectra.com

Secondary Customer Contact:           Tibor Breining, Director of Research
BioVectra
16 McCarville St.
Charlottetown, PE
C1E 2A6
(866) 883-2872 ext 6260 Office
(902) 628-2045 Fax
email: tbreinin@biovectra.com

Primary Technical Contact:                Scott Doncaster, Director of Manufacturing
BioVectra
11 Aviation Avenue
Charlottetown, PE
C1E 2E6
(866) 883-2872 ext 6330 Office
(902) 566 6126 Direct
(902) 892-0632 Fax
email: sdoncaster@biovectra.com

2. SCOPE OF PROPOSAL

2.1 Overview of Deliverables

This stage of the L-DOS47 project will be used to optimize certain process conditions, meet current and future regulatory requirements and provide for 3 × 50 grams of L-DOS47 Conjugate for toxicological studies and phase I clinical trials.

3. CELL BANK STRATEGY

3.1 Deliverables

The research cell bank (“RCB”) that has been used for the project to date at BioVectra will be used for the first and/or second 50 gram lot in this next stage of the project. BioVectra needs to establish the baseline traceability and lineage of the current RCB. The current RCB can be used for this stage based on the availability of pertinent technical details surrounding the origin of the cell bank. In order to meet the current and future regulatory requirements for this process BioVectra will require the documentation listed in Appendix A from Helix to support this strategy (this information can be provided as copies of original records). BioVectra is preparing the process to be future compliant with ICHQ5B.

Once the documentation of the RCB has been reviewed and evaluated BioVectra will use a single vial of the RCB as the working cell bank (“WCB”) for this portion of the L-DOS47 development activities. These activities are summarized below

I.	Determination of the Limit for Cell Age for Production
II.	Microbiological purity trial of the cell bank
III.	Reproducibility trial of the cell bank
IV.	Limited Characterization of the cell bank for use in the production runs

For the remaining 50 gram lots of L-DOS47 a Master Cell Bank (“MCB”) will be prepared and characterized. The work to produce the MCB will need to occur concurrent to the preliminary work outlined in this proposal. BioVectra will utilize their partner CRO to prepare and test the cGMP MCB. This proposal includes the cost to prepare 100 vials of the MCB and perform the characterization tests itemized below. The vial stock will be stored at BioVectra as well as an alternate controlled site. The cost for this storage is included in the proposal.

Master Cell Bank Characterization tests:
•	Purity via differential agars
•	Microbial ID by comparative sequence
•	Analysis of genomic DNA
•	Viability of Bacterial suspensions
•	Mytomycin C
•	Retention of selectable markers
•	Retention of recombinant construct
•	DNA sequencing
•	Analysis of gene copy number by PCR
•	Restriction endonuclease analysis – confirmatory assay

3.1.1 Determination of the Limit for Cell Age for Production
This is a requirement by ICH5B as well as a pertinent study performed to ensure that the cell line will carry the plasmid through to the age required for the production fermentor.  The limit for in vitro cell age for production will be derived from production cells expanded under pilot-scale conditions to mimic the production in vitro cell age or beyond.  This will be accomplished by expanding the cell line from vial to shake flask to 30L fermentor and again to the 30L fermentor (using equivalent inoculum) to mimic the future production age in the 500 L fermentor. This study has also been referred to as a plasmid stability test.

At this point the production cells will be examined using different dilutions on both selective and non-selective agars to determine the purity and plasmid retention of the production cells at this stage. Viability can also be determined at this point. It is recommended to expand the cell age past the planned production age to justify expansion of cell line to a later age (i.e. larger scale) that might be required in the future of the L-DOS47 development.  The expression construct of the production cells at this cell age will also be analyzed at this point. The protein coding sequence of the expression construct in the production cells will be verified by nucleic acid testing or analysis of the final protein product. This will provide assurance that at the next planned production scale (500L) the cell line has the ability to produce comparable results as those established at the 20L scale (or age). Through this study, BioVectra will be able to establish an acceptable level of plasmid loss or protein titer that can be applied as an acceptance specification for later development batches.

Site                                cGMP API Facility
Fermentor                    Shake flasks, 30L - 30 L (22L)
Time                              2 weeks
Documentation            Protocol for the study
Deliverables         Report for Cell Age Determination for Production Cells and Laboratory notebook references

3.1.2 Microbiological and Reproducibility Trial
To assure the microbiologic purity of the cell bank that will be used for the production of the clinical material, a trial must be performed to check for external contamination. Using the culture in production for determination of the limit for cell age (3.1.1) a sample will be taken for a microbiological trial (“MT”) prior to the addition of the inducer. External contamination will be checked using different agar medium plates (with and without antibiotics). Colony characteristics will be verified to determine purity at this cell age, which will indicate purity of the originating cell bank.

Using the same fermentation culture the reproducibility of the cell bank will be determined. The end point is similar to the limit for cell age except that the titer of the AFAIK2 is of specific interest. A sample will be taken at the end of the fermentation in the 30 L fermentor and taken to a certain point in the downstream process to determine titer. A target titer specification can then be applied to the cell bank, based on the titer obtained in the reproducibility trial. We have previously used a target titer that is approximately 50% of the typical production titer.

Site                                cGMP API Facility
Fermentor                    Shake flasks, 30L - 30 L (22L)
Time                              2 weeks
Documentation            Protocol for the study
Deliverables                 Results reported in a Certificate of Conformance for the RCB

3.1.3 Limited Characterization of the RCB
Depending on the detail of the documentation provided by Helix in Appendix A, a limited amount of testing will be performed to provide additional data for the RCB that will be used for the production scale work. This work will be performed as pre-bank confirmatory testing prior to the creation of the MCB and not as a release test for the RCB. These tests will include,

I.	Induction of Bacterial virus from E.coli using Mytomycin C. This will determine if the cell bank is lysogenic in nature or contaminated with phage.
II.	Determination of purity in differential agars
III.	Microbial ID by comparative sequence analysis

This testing will be performed by BioVectra’s partner CRO and the cost is included in this proposal. Helix will be provided with a summary and copies of the primary data for review.

4. PRE-PILOT SCALE DEVELOPMENT

4.1 Option A

The use of a different protein source is an option at this point in the development of the AFAIK2 fermentation. If investigation of an alternate protein is desired,  prior to scaling the fermentation to the next stage a certain number of activities will need to be undertaken to assure the process for the production of AFAIK2 at the 500L scale will support the current stage of the project. These activities are summarized below,

I.	Replacement of the LB media with another protein source at shake flask
II.	Testing of a new agar medium
III.	New media test fermentation at 30L fermentor scale

4.1.1 LB Media Replacement
Previous investigations using a chemically defined media did not meet yield expectations, a study will be undertaken to test new animal free media protein sources at the shake flask scale. The determining factor for choosing a new media component will be relative growth rate as compared to the control LB media. At the present time HySoy, Yeast extract, HiVeg, HiPep, HiYeast, Amisoy and Celton are being looked at as replacement media.

Site                                cGMP API Facility
Fermentor                    Shake flasks
Time                              2 weeks
Documentation            Research protocol
Deliverables                 Lab Development Report/Lab Notebook documentation

4.1.2 Agar Plate Testing
Concurrent with the work to replace the protein source in the fermentation media, the same change will be implemented in the agar preparation protocol.

Site                                cGMP API Facility
Time                              2 weeks
Documentation            Research protocol
Deliverables                 Lab Development Report/Lab Notebook documentation

4.1.3 Pilot Fermentation(s) Utilizing New Protein Source
To confirm the results obtained at the shake flask stage, a pilot scale fermentation of the AFAIK2 will be performed at a 30L fermentor scale. These runs will also serve as technical transfer runs to qualify a disk stack centrifuge to be used in the process for cell separation as well as further optimize and scale up the use of the microfluidizer for cell lysis. The downstream processing will be taken to such a point where BioVectra can confirm comparable AFAIK2 purity to the batches prepared using LB media. Additional improvements for the DSP portion of the process can be studied using these runs to supply product (i.e. addition of protease inhibitors). The fermentation parameters confirmed in this batch will be used to prepare the protocols and batch records for the 500 L scale.

Site                                cGMP API Facility
Fermentor                    30 L (22L working)
Centrifuge                   Westfalia Whisperfuge
Microfluidizer             Microfluidics M-110EH
Time                               8 weeks
Documentation            Approved protocol
Deliverables                 Lab Development Report/Lab Notebook documentation

4.2 Option B

The use of the chemically defined R media requires additional development and optimization of the titer and purification yield for the AFAIK2. This is based upon the results of the two 20L fermentation trials performed to date. Prior to scaling the fermentation to the next stage there are a certain number of activities that must be undertaken to assure the process for the production of AFAIK2 at the 500L scale will support the current stage of the project. These activities are summarized below,

I.	Repeat the R media shake flask experiments
II.	R media test fermentation at 20-30L fermentor scale
III.	Purification of AFAIK2 to confirm yield from 20-30L scale.

4.2.1 Pilot Fermentation(s) Utilizing R Media
To confirm the results obtained at the shake flask stage, a pilot scale fermentation of the AFAIK2 will be performed at a 30L fermentor scale. These runs will also serve as technical transfer runs to qualify a disk stack centrifuge to be used in the process for cell separation as well as further optimize and scale up the use of the microfluidizer for cell lysis. The downstream processing will be taken to such a point where BioVectra can confirm comparable AFAIK2 purity to the batches prepared using LB media. Additional improvements for the DSP portion of the process can be studied using these runs to supply product (i.e. addition of protease inhibitors). The fermentation parameters confirmed in this batch will be used to prepare the protocols and batch records for the 500 L scale.

Site                                cGMP API Facility
Fermentor                    30 L (22L working)
Centrifuge                   Westfalia Whisperfuge
Microfluidizer             Microfluidics M-110EH
Time                               8 weeks
Documentation            Approved Protocol
Deliverables                 Lab Development Report/Lab Notebook documentation

`

5. PREPARATION OF 3 × 50g OF CONJUGATE

After the successful completion of the pilot scale fermentations and the generation of batch records for the 500-1000L fermentor, the production of the 3 × 50 g material will be initiated. The following deliverables are attached to this stage of the project:

I.	Preparation of Crude Urease
II.	Preparation of Purified Urease
III.	Fermentation of AFAIK2 at 500-1000L scale
IV.	DSP for AFAIK2
V.	Conjugation of Urease to AFAIK2

5.1 Preparation of Crude Urease

A minimum of 810 MU of Urease (U-080) will be prepared using the new equipment purchased to create an animal free process train that is specific to this process. The 810 MU of U-080 will generate 150 grams of Purified Urease. The U-080 will be prepared using the current batch records, protocols and acceptance criteria. cGMP review will be added to the current release criteria for the U-080. Prior to, or concurrent with, the production of the crude urease, the Jack Bean supplier qualification will be completed.
Additional testing of the Jack Beans (ie. Pesticide screening) will be conducted for the materials being used in these production batches. The batches will be prepared and lyophilized concurrent with the pilot AFAIK2 work plan to ensure supply for the 3 × 50 g conjugate.

Site                                cGMP API Facility
Equipment                    “Animal Free” process train
Time                              3 weeks
Documentation            Approved Batch Records
Deliverables                 540 MU of U-080

5.2 Preparation of Purified Urease

A total of 150 grams of Purified Urease will be prepared based on the optimized methods reported by Byron Wentzell in “AFAIK2-Urease Conjugation, Process Optimization and scale-up, November 2007”. Unless the equipment used throughout the process is to be dedicated, cleaning procedures will have to be developed. The effectiveness of the cleaning and sanitizing procedures for the column resin and UF unit will have to be tested.  Both the resin and UF membranes will be used multiple times and reusability will have to be demonstrated as well as the effectiveness of the growth-inhibiting storage solutions.  This will involve microbial and endotoxin testing using LAL test kit.

Site                                cGMP API Facility
Equipment                     New/Existing
Time               6 weeks
Documentation    Approved Batch Records to prepare product against approved target specifications
Deliverables                 405 MU (150 grams) of Purified Urease

5.3   L-DOS-47 Engineering Batch #1

5.3.1 Fermentation
Upon completion of the 30L trial, and concurrent with the work to prepare the purified Urease, the first 500-1000 L Engineering batch will commence. The 50 gram conjugate deliverable will require 25 grams of purified AFAIK2. Pending yields this may require 2 × 500 L batches to be performed or a single batch performed at the required volume in a 1000 L fermentor. A new continuous centrifuge and microfluidizer will be qualified for the process at this stage. The fermentation will be performed using preliminary batch records to ensure the accepted protocol is followed; additional testing of samples or data collection can be recorded in laboratory notebooks.

Site                                cGMP API Facility
Fermentor (s)              30 L (22L working)
               500 L (350 L working)
Time                              7 days
Documentation            Draft Batch records, draft QC methods and notebooks
Deliverables                 Completed batch records, QC reports and Development report

5.3.2 Purification of the AFAIK2
Downstream processing of the AFAIK2 will be completed based on the process as optimized by BioVectra. Unless the equipment used throughout the process is to be dedicated, cleaning procedures will have to be developed. The effectiveness of the cleaning and sanitizing procedures for the column resins will be demonstrated during the engineering batches.  The resins will be used multiple times and reusability will have to be demonstrated as well as the effectiveness of the growth-inhibiting storage solutions.  This will involve microbial and endotoxin testing using LAL test kit.

Site                                cGMP API Facility
Equipment                     Various (columns, tanks)
Time                               15 days
Documentation             Draft Batch records, draft QC methods and notebooks
Deliverables          25 grams AFAIK2 Completed batch records, QC reports and Development report

5.3.3 Conjugation
The AFAIK2 product from the first engineering batch will be conjugated with 50 grams of high purity urease. The final product will be prepared in a stabilized buffer solution, the nature of the ingredients to be provided by Helix. The conjugated product will be available for use by Helix as well as be available to complete the qualification for the majority of the release tests, with others as FIO since the stability of the product prior to conjugation has not been established. The product will also be used for packaging trials of the bulk drug substance in the selected packaging container for shipment to the formulator.

Site                                cGMP API Facility, Class 100K clean room
Time                              2 days
Documentation    Preliminary batch records and notebooks to prepare product against target specifications, draft QC test methods and procedures.
Deliverables         50 grams L-DOS47 , Completed batch records, QC reports Development report, Draft Certificate of analysis

5.4   L-DOS-47 Engineering Batch #2

5.4.1 Fermentation
After the completion of the first L-DOS47 engineering batch and review of the production process, the second 500-1000 L engineering batch will commence. The 50 gram conjugate deliverable will require 25 grams of purified AFAIK2. Pending yields from the first Engineering batch this may require 2 × 500 L batches to be performed or a single batch performed at the required volume in a 1000 L fermentor. The fermentation will be performed using batch records revised from the first engineering batch to ensure the accepted protocol is followed; additional testing of samples or data collection can be recorded in laboratory notebooks.

Site                                cGMP API Facility
Fermentor (s)               30 L (22L working)
            500-1000 L (350-650 L working)
Time                               7 days
Documentation             Batch records and notebooks
Deliverables                  Completed batch records, QC reports and Development report

5.4.2 Purification of AFAIK2
Downstream processing of AFAIK2 will be completed based on the process as optimized by BioVectra. The effectiveness of the cleaning and sanitizing procedures for the column resins will be demonstrated during the engineering batches.  The resins will be used multiple times and reusability will have to be demonstrated as well as the effectiveness of the growth-inhibiting storage solutions.

Site                                cGMP API Facility
Equipment                     Various (columns, tanks)
Time                               15 days
Documentation              Batch records, QC methods and notebooks
Deliverables          25 grams AFAIK2, Completed batch records, QC reports and Development report

5.4.3 Conjugation
The AFAIK2 product from the second engineering batch will be conjugated with 50 grams of high purity urease. The final product will be prepared in a stabilized buffer solution, the nature of the ingredients to be provided by Helix. It is BioVectra’s understanding that the second engineering batch will be used as the toxicological batch. As such this batch will be used for the early stability study, as the batch prior to the clinical batch and a portion of this batch will allocated accordingly. The final product will be released against the same tests as proposed for the future clinical batch.

Site                                cGMP API Facility, Class 100K clean room
Time                              2 days
Documentation    Batch records and notebooks to prepare product against target specifications, QC test methods and procedures.
Deliverables        50 grams L-DOS47, Completed batch records, QC reports Development report, Certificate of analysis

5.5   L-DOS-47 Clinical Batch

5.5.1 Fermentation
After the completion and review of the L-DOS47 Engineering batches, the 500-1000 L Clinical batch will commence. The 50 gram conjugate deliverable will require 25 grams of purified AFAIK2. Pending yields this may require 2 × 500 L batches to be performed or a single batch performed at the required volume in a 1000 L fermentor. The fermentation will be performed using batch records revised from the engineering batches to ensure the accepted protocol is followed; additional testing of samples or data collection can be recorded in laboratory notebooks.

Site                                cGMP API Facility
Fermentor (s)               30 L (22L working)
                500-1000 L (350-650 L working)
Time                               7 days
Documentation             Batch records, QC test methods and procedures.
Deliverables                  Completed batch records, QC reports and Development report

5.5.2 Purification of AFAIK2 and Conjugation
Downstream processing of AFAIK2 will be completed based on the process optimized by the engineering batches. The AFAIK2 product from this batch will be conjugated with 50 grams of high purity urease. The product from this batch will be used for Clinical studies. The final product will be prepared in a stabilized buffer solution, the nature of the ingredients to be provided by Helix. This batch will be filled by BioVectra to the final bulk packaging container and sampled accordingly for release. Stability samples will be required from this batch. The final product will be released against the same criteria as developed for the second engineering batch.

Site                                cGMP API Facility, Class 100K clean room
Centrifuge                   Westfalia
Microfluidizer             Microfluidics
Time                              17 days
Documentation     Batch records and notebooks to prepare product against target specifications, QC test methods and procedures.
Deliverables         50 grams L-DOS47, Completed batch records, QC reports Development report, Certificate of analysis

6. TARGET SPECIFICATIONS

6.1 Target Specifications for Purified Urease

* * *

6.2 Target Specifications for AFAIK2

* * *

6.3 Target Release Specifications for the L-DOS47 Conjugate

* * *

7. ANALYTICAL METHODS, QC PROCEDURES

The analytical methods are described in the tables outlined in Section 7. Each of these tests will be qualified by preparing a protocol, undergoing experiments and writing a report. In addition, the following tasks will be completed:

Raw Materials Qualification: 5-7 raw materials including QC documentation

Cleaning Validation: Method validation protocol, experiments, Method Validation Report

Column Cleaning Validations: Method validation protocol, experiments, Method Validation Report

Time                      Analytical methods qualification: 3 months
Raw material qualification: 3 weeks
Cleaning validations: 2 months
Documentation	Notebooks
Deliverables	Completed QC documents, Certificate of Analysis, Validation Protocols and Reports

8. STABILITY

We will establish stability indicating test methods for the urease, antibody and L-DOS47 conjugate derived from forced degradation studies. Stability testing will be carried out at pre-defined time points following a written stability test protocol. After completion the results will be summarized in a stability test report. Stability studies will be carried out for the second engineering batch and the clinical batch. Intermediate stability will be investigated on purified urease and AFAIK2 for six months with time points at 0, 1, 3, and 6 months. Stability of the API conjugate will be investigated over two years with time points at 0, 6, 12 and 24 months. BioVectra has proposed possible testing methods in section 6 (highlighted with an asterix).

Time	Degradation study/Stability protocol – 5 weeks
Documentation	Notebooks
Deliverables	Forced degradation protocols and reports, Stability protocol proposals

9. PROJECT TIMELINE

* * *

10. QUOTATION

This proposal has been written outlining the project scope and deliverables beginning with optimization of certain process conditions, through to an engineering batch and delivery of 3 × 50 g of L-DOS47 for toxicological and clinical studies. The deliverables have been outlined in the quotation below along with the expected delivery date.

Quotation HB19C01

Deliverables	Pricing (CDN)	Date
Resins and Capital Charge	$ * * *	* * *
Process Development Report Initiation	$ * * *	* * *
Process Development Report Completion	$ * * *	* * *
Completion of MCB	$ * * *	* * *
U-080 (lot #1)	$ * * *	* * *
U-080 (lot #2)	$ * * *	* * *
U-080 (lot #3)	$ * * *	* * *
AFAIK2 (lot #1)*	$ * * *	* * *
AFAIK2 (lot #2)*	$ * * *	* * *
AFAIK2 (lot #3)*	$ * * *	* * *
Analytical Methods Report	$ * * *	* * *
L-DOS47 (lot #1)	$ * * *	* * *
L-DOS47 (lot #2)	$ * * *	* * *
L-DOS47 (lot #3)	$ * * *	* * *
TOTAL	$ * * *	* * *
Terms for all product shipment FOB Charlottetown, Prince Edward Island, Canada
*Release of HP Urease via appearance, specific activity, purity A (SEC), purity B (SDS-PAGE) and pH/conductivity; release of AFAIK2 via appearance, solubility in water, colour of solution, water content, pH of 5mg/mL solution, protein content assay, purity A (SEC), purity B (RP-HPLC), purity C (SDS-PAGE), free cysteine, and, antibiotic residue (HPLC)

APPENDIX A
To support the development of L-DOS47, BioVectra will require the items listed below,

A.	The origin of the nucleotide sequence coding for the AFAIK2. Include the identification and source of the cell from which the nucleotide sequence was originally obtained.
B.	The methods used to prepare the DNA coding for the AFAIK2.
C.
The steps in the assembly of the expression construct should be described in detail. This description should include the source and function of the component parts of the expression construct. (e.g. origins of replication, antibiotic resistance, promoters, etc..)

D.	Provide a detailed component map and a complete annotated sequence of the plasmid.
E.	The nucleotide sequence of the coding region of the gene of interest and associated flanking regions inserted into the vector, up to and including the junctions of insertion.
F.	If the construct has been verified by sequencing, we will require a copy of the records verifying the sequence.
G.	A description of the method of transfer of the expression construct into the host cell.
H.	The methods used to amplify the expression construct and criteria used to select the cell clone for production should be described in detail.
I.	A sample of the purified plasmid if possible.

SCHEDULE B

QUALITY ASSURANCE AGREEMENT

This Quality Assurance Agreement is between

Helix BioPharma Corp., having its principal offices located at
305 Industrial Parkway South, Unit 3, Aurora, Ontario, L4G 6X7,

(hereinafter referred to as “Helix”)

and

BioVectra Inc.,
having offices at 16 McCarville Street, Charlottetown, Prince Edward Island,
C1E 2A6, Canada

(hereinafter referred to as (“BioVectra”)

This Quality Assurance Agreement sets out certain responsibilities of the parties relating to the manufacturing, packaging, testing, and supply of the Products as defined in the L DOS 47 GMP Process Development, Scale Up and Clinical Supplies Manufacturing Agreement dated the date hereof between BioVectra and Helix (the “Manufacturing Agreement”).  This document has been drawn up according to cGMP regulations and will apply to product manufactured for Helix pursuant to the Manufacturing Agreement, to which this Quality Assurance Agreement is being attached as Schedule “B”.  All terms used in this Quality Assurance Agreement which are defined in the Manufacturing Agreement shall have the meanings ascribed in the Manufacturing Agreement.

Confidentiality

Without limiting the generality of any confidentiality agreement(s) in effect between the parties, each party agrees to hold all information furnished, disclosed or made known to either of them or their respective representatives by the other party or by the examination of the records of the other or otherwise obtained, whether such information is furnished, disclosed or made known orally, in writing or by any other means whatsoever, confidential and shall not disclose, or permit disclosure of such information.  Each party agrees that it has no right, title or interest whatsoever in or to the confidential information of the other and that no right or license in such confidential information is implied or granted.

Duration of Agreement

This Agreement shall commence upon the execution and delivery hereof by the parties and will terminate at such time as the Manufacturing Agreement is terminated.

Revisions to Agreement

No amendment to the terms of this Agreement shall be binding on the parties hereto unless made in writing and signed by an authorized representative of each of the parties.

Communication

Any notice required or permitted to be given under this Agreement by any party shall be in writing and shall be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, (c) sent by a nationally-recognized courier service guaranteeing next-day or second day delivery, charges prepaid, or (d) delivered by facsimile (with the original promptly sent by any of the foregoing manners), to the addresses or facsimile numbers of the other parties set forth below, or at such other addresses as may from time to time be furnished by similar notice by any party.

Helix BioPharma Corp.
3-305 Industrial Parkway S.
Aurora, ON
Canada, L4G 6X7
Attn: John Docherty
Fax # (905) 841-2244

BioVectra Inc.
16 McCarville Street,
Charlottetown, Prince Edward Island,
C1E 2A6, Canada
Attn: Jeremy Stiles, Director Quality Assurance and Regulatory Affairs
Fax #: 902-89200632

Standard Responsibilities

Helix Specifications prepared by BioVectra shall not be effective until approved by Helix.

BioVectra specifications for raw materials shall be effective upon approval by BioVectra and raw materials released by BioVectra in accordance with BioVectra approved testing methods.

AREA OF RESPONSIBILITY	BioVectra	Helix
Raw Materials:
• Establish & approve specifications (grade, testing parameters, acceptance criteria)	x	x
• Prepare BioVectra raw material specifications (grade, testing parameters, acceptance criteria) based on Helix requirements	x	x
• Vendor Selection	x
• Vendor ~~Approval~~ Qualification	x
• Procurement of excipient raw materials (inactive ingredients)	x
• Procurement of active raw materials	x
• Inspection, testing documents, testing & release/rejection of excipients (inactive ingredients).	x
• Inspection, testing documents, testing & release/rejection of active	x	x
• Retention of excipient raw material samples	x
• Retention of active raw material samples	x
Lab Testing:
• Selection of lab for testing of raw materials, bulk product & finished product	x	x
• Approval of Lab	x	X
• Test method transfer execution – raw materials, bulk & finished product analytical methodology	x
• Review & approve test method transfer data for unique raw materials, bulk & finished product	x	x (bulk & fp)
Stability:
• Overall responsibility for ensuring stability programs comply with applicable regulatory guidance & product filings.
    Including the suitability of the expiry period to the formulation and packaging system
	x	x
• Generate stability protocol	X	X
• Approve stability protocol	X	X
• Execute stability protocol	X
• Review stability results	X	X
• Trend stability data	X
Manufacturing:
Master Formula	x
Master manufacturing work order preparation	x	X
Master manufacturing work order approval	x
Manufacturing of bulk products per approved product Master Formula and procedures	x
Control, review and communicate minor deviation to Helix for verbal/electronic approval	x
Control, review & approve major process deviations	x	X

AREA OF RESPONSIBILITY	BioVectra	Helix

Establish & approve bulk product specifications (testing parameters, acceptance criteria)	x	X
Prepare BioVectra bulk product specifications (grade, testing parameters, acceptance criteria) based on Helix requirements	x	X
Bulk product test method validation	x
Provide bulk product sampling plan	x
Bulk product sampling	x
Bulk product testing as per approved specification	x
Review of manufacturing batch documents	x	X
Release/rejection of bulk product for filling and packaging at BioVectra	x	X
Packaging:
Master Packaging Formula / Procedure	x	X
Master packaging work order preparation	x
Master packaging work order approval	x
Allocation method of lot number of the products	x
Validation:
Premises validation	x
Equipment validation	x
Preparation and approval of cleaning procedures	x
Cleaning validation – residual detergent	x
Cleaning validation – residual API (BioVectra swab, Helix test)	x	X
Manufacturing process validation: overall responsibility for ensuring the validation program complies with applicable regulatory guidance & product filings as the product registration holder
• Protocol development	x
• Protocol approval	x	X
• Execution of strategy & sampling plan	x
• Summary report development	x
• Summary report approval	x	x
• Test method validation – raw materials & bulk product	x
Packaging process validation: overall responsibility for ensuring the validation program complies with applicable regulatory guidance & product filings as the product registration holder
• Protocol development	x
• Protocol approval	x
• Execution of strategy & sampling plan	x
• Summary report development	x
• Summary report approval	x	x
• Test method validation – finished product	x	x

AREA OF RESPONSIBILITY	BioVectra	Helix

Shipping:
Notification of special storage conditions for intermediate materials and/or finished product (Shipping specifications and instructions)	x
Release/rejection of finished goods for shipping to sponsor/customer	x	x
Selection of carrier for shipping and shipping conditions	x	x
Preparation of shipping documents	x
Arrangement of shipping details (e.g. pick up)	x
Transmittal of complete production batch documents	x
OOS Investigations (Bulk/FP/Stability):
Out of specification investigation – phase I	x
Out of specification investigation – phase II (re-sampling / re-testing)	x
Out of specification approval / rejection	x	x
Clinical Product Release & Recall:
Release of finished product for clinical distribution	x	x
Product Recall	x
Participate in product recall investigations	x	x
Retains:
Retention of regulatory retain finished product samples	x
Retention of finished product samples for investigational purposes	x
Retention of batch documents for at least 12 months after the expiry date. Notify Helix prior to destruction of batch documents	x
Investigation of clinical complaints with respect to the following:
• Manufacturing	x	x
• Packaging	x	x
• Testing, documentation and results	x	x
• Effectiveness of Product		x
• Adverse effects		x
• Reply to complainant		x
Change Control:
Notification of all changes to product & process (e.g. changes in raw/packaging materials, manufacturing processes, test methods, etc.)	x	x
Update of relevant documents affected by changes	x	x
Audits:
Audit of BioVectra facilities	X	X

Approval Signatures

On behalf of Helix BioPharma Corp. and BioVectra Inc. we agree to the conditions and relative responsibilities as set out in the above document.

/s/ John Docherty                                                                                                                       May 4, 2008
HELIX BIOPHARMA CORP.                                                                                                                                       Date
John Docherty
President

/s/ Jeremy Styles                                                                                                                        May 12, 2008
BioVectra Inc.                                                                                                                                          Date
Authorized Signatory
Jeremy Styles
Director Quality Assurance and Regulatory Affairs

/s/ Dale Zajicek                                                                                                                          May 12, 2008
BioVectra Inc.                                                                                                                                                  Date
Authorized Signatory
Dale Zajicek
Chief Operating Officer

SCHEDULE C

Below is an outline of the project scope and deliverables beginning with project set up costs, going into process development work and finally delivery of 3 × 50 g of L-DOS47 for toxicological and clinical studies. The deliverables have been outlined along with the pricing and expected delivery date.

Purchase Order / Service  / Price  / Delivery Date :

Project Set Up Costs – Anticipated Start Date:  April 30, 2008

P/O	Services	Pricing (CDN)	PO to Delivery Lead Time	Anticipated Delivery Date

1.1 1.2	Consumable Requirements Equipment Requirements TOTAL	*** *** ***	* * * * * *	* * * * * *

Batch 1  - Anticipated Start Date:  April 30, 2008

P/O	Services	Pricing (CDN)	PO to Delivery Lead Time	Anticipated Delivery Date
2.1 2.2 2.3 2.4 2.5 2.6	U-080 (batch #1) Process Development Report U-080 (batch #2) Completion of MCB AFAIK2 (batch #1)* L DOS 47 (batch #1) TOTAL	*** *** *** *** *** *** ***	* * * * * * * * * * * * * * * * * *	* * * * * * * * * * * * * * * * * *

Batch 2 – Anticipated Start Date: July 1, 2008

P/O	Services	Pricing (CDN)	PO to Delivery Lead Time	Anticipated Delivery Date

3.1 3.2 3.3 3.4	Analytical Methods Report AFAIKA2 (batch #2)* L-DOS47 (batch #2) TOTAL	*** *** *** ***	* * * * * * * * *	* * * * * * * * *

Batch 3 – Anticipated Start Date: Sept 1, 2008

P/O	Services	Pricing (CDN)	PO to Delivery Lead Time	Anticipated Delivery Date

4.1 4.2 4.3	U-080 (batch #3) AFAIKA2 (batch #3)* L-DOS47 (batch #3) TOTAL	*** *** *** ***	* * * * * * * * *	* * * * * * * * *

P/O = Purchase Order

* ***

Terms for all product shipment FCA Charlottetown, Prince Edward Island, Canada.

30% payment in advance will be required upon issuance of each purchase order by Helix BioPharma Corp.  The balance will be due within 30 days after completion of each deliverable. Provided that;

i)	the Purchase Order number 1.1 shall be due and payable in full on signing
ii)	the Purchase Order number 1.2 has been paid in full pursuant to the Equipment Funding Agreement.

THIS EQUIPMENT FUNDING AGREEMENT is made as of April11, 2008
(the “Effective Date”)

BY AND BETWEEN:

HELIX BIOPHARMA CORP., having its principal offices located at
305 Industrial Parkway South, Unit 3, Aurora, Ontario, L4G 6X7
(hereinafter referred to as “Helix”)

AND:

BIOVECTRA INC., having offices located at
16 McCarville Street, Charlottetown, Prince Edward Island, C1E 2A6, Canada
(hereinafter referred to as “BioVectra”)

(each a “Party” and together the “Parties”).

WHEREAS:

A.           Helix and BioVectra entered into a Term Sheet dated for reference the 6th day of December, 2006 pursuant to which Helix and Diagnostic Chemicals Limited (former corporate name of BioVectra Inc.) agreed to perform process development work on Helix’s proprietary LDOS-47 product.

B.           BioVectra successfully completed the work contemplated under the Term Sheet.

C.           The Parties are currently in the final stages of negotiating a cGMP Process Development Scale-Up and Clinical Supply Manufacturing Agreement (the “Manufacturing Agreement”) with respect to the LDOS-47 product.

D.           The Manufacturing Agreement contemplates that certain equipment will need to be purchased and / or acquired by BioVectra in order to provide the services as discussed in and pursuant to the Manufacturing Agreement.

E.           In order to ensure that work under the Manufacturing Agreement commences as soon as possible and without interruption, BioVectra has requested that Helix pay to BioVectra an initial payment per BioVectra’s proposal HB19C01, dated February 19, 2008 to be used to purchase the equipment and to attend to the installation of the equipment in the BioVectra facility.

F.           The cost of the equipment and its installation totals *** plus applicable GST (the “Initial Payment”), all as is more particularly set out in the attached Schedule D Equipment List.

NOW THEREFORE BE IT RESOLVED THAT:

1.           In anticipation of the Parties entering into and executing the Manufacturing Agreement, Helix hereby agrees to pay to BioVectra the Initial Payment of *** plus applicable GST for the purpose of acquiring and installing the said equipment in the BioVectra facility.

2.           BioVectra acknowledges and agrees that the Initial Payment will be used solely and exclusively by BioVectra for the purchase and installation of the equipment listed in Schedule D in the BioVectra facility located at 11 Aviation Avenue, Charlottetown, PEI.

3.           BioVectra agrees that it will immediately, upon written request from Helix, execute an assignment agreement pursuant to which the bills of sale, invoices and such other evidence of title to, all or any piece(s), of the equipment listed on the attached Schedule D will be assigned directly to Helix. In the event that Helix wishes to transfer such equipment out of the BioVectra facilities to another location, Helix would be responsible for all costs associated with decommissioning, uninstalling and transporting said items.

4.           The parties acknowledge and agree that upon execution of the Manufacturing Agreement, this agreement shall terminate and be at an end and the equipment listed in Schedule D and this Agreement shall become part of the Manufacturing Agreement and the Initial Payment shall be treated as an invoice payment as described in the Manufacturing Agreement.  The terms of the Manufacturing Agreement shall take precedence over any contrary of inconsistent terms or conditions between this Agreement and the Manufacturing Agreement.

5.           Any notice required or permitted to be given under this Agreement by any Party shall be in writing and shall be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, (c) sent by a nationally-recognized courier service guaranteeing next-day or second day delivery, charges prepaid, or (d) delivered by facsimile (with the original promptly sent by any of the foregoing manners), to the addresses or facsimile numbers of the other Parties set forth below, or at such other addresses as may from time to time be furnished by similar notice by any Party. The effective date of any notice under this Agreement, other than a termination notice shall be the date of receipt by the receiving Party.

To:                      Helix BioPharma Corp.
        3-305 Industrial Parkway S.
            Aurora, ON, L4G 6X7
            Attn John Docherty
            Fax: (905) 841-2244

And to:               BioVectra Inc.
            16 McCarville Street,Charlottetown, Prince Edward Island, C1E 2A6
            Attn President & CEO
            Fax: (902) 566-2498

6.           Time is of the essence of this Agreement.

7.           This Agreement and any amendment hereto may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument. This Agreement shall be effective upon full execution by facsimile or original, and a facsimile signature shall be deemed to be and shall be as effective as an original signature.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

HELIX BIOPHARMA CORP.		BIOVECTRA INC.

Per:	/s/ John Docherty	Per:	/s/ Ronald J. Keefe
	John Docherty Director and President		Ronald J. Keefe President & CEO
Per:
[Name] [Title]

SCHEDULE D

Equipment List

Equipment	Purpose	Product Use	Installed Cost
Part I
One lot of HDPE process containers	***	U-080	***
Sharples Bowl and wet end	***	U-080	***
Colloid Mill and Grinder	***	U-080	***
Process Pumps	***	Mixed	***
Vacuum Filter	***	Mixed	***
100 L Jacketed Tank	***	Mixed	***
One lot of Mixers and Agitators, upgrade to existing tanks	***	Mixed	***
Hoses, filter housings, misc SS fittings	***	Mixed	***
Microfluidizer M-110 EH	***	L-DOS47	***
		Sub-total	***
Part II
Sartoflow 10 Holder	***	L-DOS47	***
Columns	***	L-DOS47	***
30 L 316SS jacketed vessel	***	L-DOS47	***
Alfa Laval Disc Stack Continuous centrifuge skid	***	L-DOS47	***

		subtotal	***

		Total Part I & II	***